EXHIBIT 28.1


                          FIFTH RESTATED AND AMENDED

                               CREDIT AGREEMENT

                                     among

                            PRIDE COMPANIES, L.P.,

                                 as Borrower,

                             PRIDE REFINING, INC.,

                               PRIDE SGP, INC.,

                             DESULFUR PARTNERSHIP,

               PRIDE MARKETING OF TEXAS (CEDAR WIND), INC., and

                              PRIDE BORGER, INC.

                                as Guarantors,

                                      and

                          NATIONSBANK OF TEXAS, N.A.

                             as Agent and a Lender

                                      and

                            BANK ONE, TEXAS, N.A.,

                                  as a Lender



                                August 13, 1996

                  FIFTH RESTATED AND AMENDED CREDIT AGREEMENT


      This Fifth Restated and Amended Credit Agreement (the "Agreement") is entered into as of the 13th day of August, 1996 ("Effective Date"), by and among PRIDE COMPANIES, L.P., a Delaware limited partnership ("Borrower"), PRIDE REFINING, INC., a Texas corporation, PRIDE SGP, INC., a Texas corporation, DESULFUR PARTNERSHIP, a Texas general partnership, PRIDE MARKETING OF TEXAS (CEDAR WIND), INC., a Texas corporation, PRIDE BORGER, INC., a Delaware corporation, NATIONSBANK OF TEXAS, N.A. (formerly known as NCNB Texas National Bank), as the Agent for Lenders ("Agent"), and NATIONSBANK OF TEXAS, N.A. (formerly known as NCNB Texas National
Bank) and BANK ONE, TEXAS, N.A. (successor to the interest of Team
Bank) (collectively, "Lenders" and individually, a "Lender").

                                  BACKGROUND:

      NCNB Texas National Bank and Borrower have previously executed a certain Credit Agreement dated as of August 22, 1990, and Borrower, the Agent and the Lenders have previously executed a certain First Restated and Amended Credit Agreement dated as of August 30, 1991, as amended, and a certain Second Restated and Amended Credit Agreement dated as of December 14, 1992, as amended, and a certain Third Restated and Amended Credit Agreement dated as of April 16, 1993, as amended, and a certain Fourth Restated and Amended Credit Agreement dated as of November 14, 1994, as amended (collectively the "Original Credit Agreement"). Borrower has requested certain amendments to the Original Credit Agreement and Lenders are willing to make the loans and the letter of credit facility available to Borrower, subject to the terms and conditions hereof.

      Pride Texas Plains, L.P. and Pride Texas Plains GP L.L.C., which were guarantors under the Original Credit Agreement, have been dissolved and the assets and liabilities of Pride Texas Plains, GP L.L.C. and Pride Texas Plains, L.P. have been assigned to and assumed by Pride Borger.

                                  AGREEMENT:

      In consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto agree to restate and amend the Original Credit Agreement as set forth below.

Except as provided herein to the contrary, all principal, interest, fees, and expenses payable under the Original Credit Agreement shall be payable on the payment dates herein for the account of the Agent and/or the Lenders, as applicable. All outstanding principal and letter of credit obligations under the Original Credit Agreement are hereby renewed and shall be payable as set forth herein.

                                   ARTICLE I

                              DEFINITION OF TERMS

      1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

      "Acceleration" has the meaning specified in Section 8.02.

      "Account" shall have the meaning given that term in Section
9.106 of the Texas Business and Commerce Code.

      "Account Debtor" shall have the meaning given that term in
Section 9.106 of the Texas Business and Commerce Code.

      "Adjusted Cash Proceeds" shall mean the remainder of (i) all cash received by Borrower or any of its Subsidiaries outside the ordinary course of business, including but not limited to consideration for or in connection with the sale, lease, transfer or other disposition of any assets or properties of Borrower but excluding consideration received in connection with (a) the sale of goods and services in the ordinary course of business, (b) the sale or other disposition of any assets of Borrower which is sold for fair consideration not in excess of $25,000 or in the aggregate not in excess of $250,000 (provided that to the extent consideration from any such excluded sale or disposition is added by the Borrower to Adjusted Cash Proceeds, the amount of such consideration shall not be counted under the $250,000 aggregate limitation) or (c) Litigation Settlements or Equity Offerings minus (ii) any costs, expenses and fees (including attorney's fees) actually paid by Borrower out of such cash proceeds and which have not otherwise been deducted in any period in the determination of Excess Cash. For purposes of this definition the terms "Litigation Settlements" and "Equity Offerings" have the meanings given them in Section 2.06(c).

      "Adjusted Current Liabilities" shall mean current liabilities of Borrower, determined in accordance with GAAP, but shall include any and all outstanding amounts under the Revolving Notes not otherwise included in current liabilities, but shall exclude (i) any and all outstanding amounts under the Term Notes and (ii) any Suspense Payables of Borrower.

      "Adjusted Current Ratio" shall mean the quotient obtained by dividing the Current Assets by the Adjusted Current Liabilities.

      "Advance" shall mean any advance by Lenders to Borrower pursuant to Article II hereof.

      "Affiliate" of any Person shall mean any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

      "Agency Fees" shall mean the amounts provided to be paid by Borrower in Section 2.12(b).

      "Agent" shall mean NationsBank of Texas, N.A. when acting on behalf of the Lenders hereunder.

      "Agreement" has the meaning specified in the introductory paragraph hereof.

      "Amendment Fee" has the meaning specified in Section 2.12(c) hereof.

      "Approved Eligible Receivables" shall mean Eligible
Receivables from any of the approved Persons as may be approved in writing by Agent from time to time.

      "Bank One" shall mean Bank One, Texas, N.A.

      "Base Rate" shall mean the variable rate of interest established from time to time by NationsBank of Texas, N.A. as its "prime rate". Such rate is set by NationsBank of Texas, N.A. as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of such bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases or decreases in interest rates charged by other lenders or market rates in general and that such bank may make various commercial or other loans at rates of interest having no relationship to such rate. Each change in the Base Rate shall become effective without notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

      "Borrower" shall mean Pride Companies, L.P., a Delaware limited partnership, whose general partners are Pride Refining and Pride SGP.

      "Borrowing" shall mean a borrowing consisting of Advances made on the same day.

      "Borrowing Base" means the remainder of (A) minus (B) below as of the date of determination:

            (A) the sum of the following as of the date of determination:

                  (i)   an amount equal to one hundred percent
(100%) of Cash and Cash Equivalents; plus

                  (ii)  an amount equal to one hundred percent
(100%) of the Net Government Accounts; plus

                  (iii) an amount equal to ninety percent (90%) of the Approved Eligible Receivables; plus

                  (iv)  an amount equal to eighty-five percent
(85%) of the Other Eligible Receivables; plus

                  (v)   an amount equal to eighty-five percent
(85%) of Inventory valued at fair market value.

            minus

            (B) the sum of the following as of the date of determination:

                  (i)   Crude Purchase Accounts Payable; plus

                  (ii)  Pipeline Negative Inventory Accrual; plus

                  (iii) Net Exchange Accounts Payable.

      "Borrowing Base Certificate" has the meaning specified in
Section 2.10(e).

      "Business Day" shall mean a day, other than Saturday or Sunday, on which Agent is required or authorized to open for business in Dallas, Texas.

      "Calendar Quarter" means the period beginning on the 1st day of January, April, July and October, during the term of this Agreement and ending on the last day of the month preceding the next Calendar Quarter.

      "Capital Expenditure" shall mean any expenditure by a Person for purchase of an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as equipment, real property or improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP as GAAP is determined on the Effective Date. For purposes of this Agreement, Capital Expenditures excludes rentals and assets leased whether pursuant to Capital Leases or other leases.

      "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

      "Cash and Cash Equivalents" shall mean (i) the sum of: (a) the available balances in Borrower's deposit accounts at Agent less the amount of all checks or drafts drawn against such deposits which have not been presented for payment and (b) the available balances in Borrower's petty cash accounts at other financial institutions (which amount shall not exceed $25,000) less the amount of all checks or drafts drawn against such deposits which have not been presented for payment, (ii) securities issued or directly or indirectly and fully guaranteed by the United States Government or an agency thereof, commercial paper rated A-1 by Standard & Poors or P-1 by Moody's which is validly pledged to and held by Agent, or such other investments as Agent shall approve in writing, and (iii) time deposits, certificates of deposit of, or Eurodollar investments at Agent, as each is reflected on Borrower's financial statement prepared in accordance with GAAP.

      "Cash Collateral" shall mean funds on deposit pledged to secure the Obligation or any portion thereof.

      "Cash Collateral Account" shall mean an account at Agent into which Cash Collateral is held as security for the Obligation or any portion thereof.

      "CATS Agreement" shall mean the Credit Application Transfer
System Master Letter of Credit Agreement dated as of April 16,
1993, between Borrower and Agent.

      "CATS Request" shall mean a letter of credit request electronically transmitted to Agent pursuant to the CATS Agreement.

      "Cedar Building" shall mean that certain office building of the Related Persons located at 1209 N. 4th, Abilene, Texas.

      "Certificate of Designations" shall mean the Certificate of Designations of Series B Cumulative Convertible Preferred Units of Pride Companies, L.P., in the form attached as Exhibit D to the Note Agreement.

      "Claim" has the meaning specified in Section 6.16.

      "Collateral" shall mean property in which Liens are granted to secure the Obligation, partially or fully, in the Collateral
Documents.

      "Collateral Documents" shall mean all security agreements, mortgages, deeds of trust, assignments, pledges, financing statements, stock or bond powers, and other agreements, instruments and documents, including any amendments thereto and extensions thereof, which provide for the grant, perfection and/or alienability of Liens in Collateral, which secure partially or fully, directly or indirectly, the Obligation, whether executed and/or delivered or filed prior to, contemporaneously with, or at any time after the Effective Date.

      "Collateral Monitoring Fees" shall mean the amounts payable pursuant to Section 2.12(d).

      "Common Units" shall mean a partnership interest in Borrower representing a fractional part of the aggregate partnership interests in Borrower and having the rights and obligations specified with respect to Common Units in the Amended and Restated Agreement of Limited Partnership of Borrower, as in effect on the date of issuance of the Convertible Notes, after giving effect to the amendment attached as Exhibit J to the Note Agreement.

      "Commitment Fees" shall mean, collectively, the amounts payable pursuant to Sections 2.03 and 3.04(b).

      "Controlled Group" shall mean (i) the controlled group of corporations as defined in Section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Borrower is a part or may become a part.

      "Convertible Notes" shall mean the convertible promissory notes issued by the Company pursuant to the Note Agreement.

      "Crude Purchase Accounts Payable" means the accounts payable of any Related Person outstanding as of the date of determination arising from the purchase of crude oil and other refinery feed stocks, but specifically excluding (i) accounts payable arising under Exchange Transactions, (ii) any account payable which Lenders have determined in their absolute discretion is not entitled to the benefit of Letters of Credit and are otherwise not secured by any setoff or Lien, and (iii) accounts payable for purchases of crude oil and other refinery feed stocks which are supported by Facility A Letters of Credit.

      "Current Assets" shall mean current assets of Borrower determined in accordance with GAAP.

      "Current Liabilities" shall mean current liabilities of Borrower, determined in accordance with GAAP, but shall include any and all Suspense Payables and any and all outstanding amounts under the Revolving Notes not otherwise included in current liabilities, but shall exclude any and all outstanding amounts under the Term Notes.

      "Current Ratio" shall mean the quotient obtained by dividing the Current Assets by the Current Liabilities.

      "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

      "Default" shall mean any of the events specified in Section
8.01, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" shall mean (a) with respect to the Term Loans, a rate per annum equal to the lesser of (i) the Maximum Rate or
(ii) the sum of the Term Loan Interest Rate in effect from day to day plus three percent (3%), and (b) with respect to the Revolving Loan, a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the sum of the Revolving Loan Interest Rate in effect from day to day plus three percent (3%).

      "Desulfur Partnership" means Desulfur Partnership, a Texas general partnership

      "Determining Lenders" shall mean all of the Lenders.

      "DFSC Claim" shall mean all interests of Borrower arising pursuant to that certain Proposal for Additional Compensation, dated October 24, 1994, from Borrower to the Defense Fuel Supply Center, including without limitation any certified claim Borrower may submit in connection therewith after the Effective Date.

      "D-S Note" shall mean that certain Promissory Note dated
November 30, 1994, made by Borrower to Diamond Shamrock Refining and Marketing Company in the original principal amount of $6,000,000.

      "Distributions" shall mean cash distributions or any other distributions on, or in respect of, any class of any Person's capital stock or any Person's interest as a partner in any partnership, and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of any such capital stock or interest.

      "Dollars" and the sign "$" refer to currency of the United
States of America.

      "EBITDAR" shall mean for any Calendar Quarter the net income of Borrower for such Calendar Quarter determined in accordance with GAAP plus the sum of (i) interest expense of Borrower for such Calendar Quarter, (ii) all Fees and Expenses of Borrower for such Calendar Quarter, but excluding the Amendment Fees, (iii) depreciation, amortization and all other non-cash charges of Borrower during such period to the extent deducted in determining such net income and (iv) Rentals expense of Borrower during such period minus (i) gains and other sources of earnings not involving current receipt of cash by Borrower, to the extent included in determining such net income and (ii) the amount of any Litigation Settlement (as defined in Section 2.06(c)(ii)) applied by Borrower to the Obligations in accordance with Section 2.06(c)(ii), during such Calendar Quarter, to the extent included in determining such net income, provided that for purposes of the calculation of EBITDAR, Restructuring Fees that are capitalized shall not be included in the determination of net income of Borrower.

      "Effective Date" shall mean the date in the introductory paragraph hereof.

      "Eligible Receivables" shall mean, at the time of any determination thereof, each Account as to which the following requirements have been fulfilled to the reasonable satisfaction of
Agent:

            (i) Borrower has lawful and absolute title to such Account;

            (ii) such Account is a valid, legally enforceable obligation of an Account Debtor for goods or services previously delivered or rendered to such Person;

            (iii) there has been excluded from such Account any portion that is subject to any dispute, offset, counterclaim or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor denying liability under such Account;

            (iv) Borrower has the full and unqualified right to assign and grant a security interest in such Account to Agent as security for the Obligation;

            (v) such Account is evidenced by (A) an invoice rendered to the Account Debtor, or (B) chattel paper or by an exchange or other written agreement, and such Account is not evidenced by any promissory note or other instrument;

           (vi) such Account is subject to a fully perfected first priority security interest in favor of Agent pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person except for the Interest
      Owner's Liens;

            (vii) such Account is not subject to any Lien in favor of any Person other than the Liens of Agent pursuant to the Loan Documents except for the Interest Owner's Liens;

            (viii) such Account arose from a transaction in the ordinary course of business of Borrower;

            (ix) such Account is not outstanding more than 60 days from the due date;

            (x) such Account is not payable by an Account Debtor with more than twenty percent (20%) of the aggregate Accounts to Borrower that are more than 60 days past due from the due date;

            (xi) the Account Debtor in respect of such Account is not (A) primarily conducting business in any jurisdiction located outside the United States of America, (B) an Affiliate of Borrower, (C) any governmental authority, domestic or foreign, or (D) the subject of a proceeding under any Debtor Laws, except for an Account arising from or contract with a governmental authority for which Borrower has complied with the provisions of the Security Agreement;

            (xii)  in the case of Accounts arising for Exchange
      Transactions, there has been excluded from such Account the amount of all offsets or accounts payable to the Account
      Debtor under such Exchange Transaction; and

            (xiii) such Account is not the obligation of an Account Debtor that Agent determines in good faith that there is a legitimate concern over the timing or collection of such receivable.

      "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act, Toxic Substances Control Act, Clean Water Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Information System, all state and federal superlien and environmental cleanup programs, and the U.S. Department of Transportation regulations.

      "Equipment" shall have the meaning given that term in Section
9.109 of the Texas Business and Commerce Code.

      "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, together with all regulations issued pursuant thereto.

      "Event of Default" has the meaning specified in Section 8.01.

      "Exchange Transaction" shall mean a transaction in which Borrower is obligated to deliver a stated quantum of crude oil or hydrocarbon products in exchange for crude oil or hydrocarbon products received by it.

      "Excess Cash" shall mean for any Calendar Quarter eighty percent (80%) of the Adjusted Income of Borrower. For purposes of this definition, the term "Adjusted Income of Borrower" for any Calendar Quarter means EBITDAR for such Calendar Quarter, minus Fixed Charges for such period, minus Capital Expenditures permitted by Section 7.06 hereof actually made during such period.

      "Expenses" shall mean all expenses to be paid by Borrower pursuant to Section 9.05, plus all amounts owing by Borrower under the Loan Documents which are not included in the definitions of Notes, Unpaid Drawings, and Fees or are not interest owing on the Notes or any Unpaid Drawings.

      "Facility Fee" has the meaning given it in Section 2.12(a).

      "Facility A Letter of Credit" has the meaning given it in
Section 3.01.

      "Facility A Letter of Credit Cap" shall mean $6,500,000.

      "Facility B Letter of Credit" has the meaning given it in
Section 3.01.

      "Facility B Letter of Credit Cap" shall mean $45,000,000.

      "Fees" shall mean the Letter of Credit Fee, the Facility Fee, the Commitment Fees, the Amendment Fees, the Agency Fees, and the
Collateral Monitoring Fee.

      "Fixed Charges" shall mean for any Calendar Quarter the sum of the following, to the extent the following are actually paid by Borrower during such Calendar Quarter, (i) scheduled principal payments on the Term Loans, (ii) interest payments on the Notes and the Convertible Notes, (iii) Commitment Fees, (iv) Letter of Credit Fees, (v) Collateral Monitoring Fees, (vi) Agency Fees, (vii) Expenses, (viii) Rentals (to the extent cash payments are made during such period), (ix) income taxes, (x) scheduled payments of principal and interest permitted to be made on the Subordinated Note, (xi) interest charges on premiums for all insurance, (xii) scheduled payments of principal and interest permitted to be made on the Government Note, (xiii) scheduled payments of principal and interest permitted to be made on the D/S Note, (xiv) scheduled payments permitted to be made on the Indebtedness of Borrower to AKZO Chemical Inc., (xv) scheduled payments of principal and interest permitted to be made on the $450,000 Note, (xvi) scheduled payments of principal and interest on the Indebtedness incurred to refinance the mortgage indebtedness on the Cedar Building and to finance renovation and refurbishment of such building, (xvii) to the extent capitalized by Borrower, Restructuring Fees, and (xviii) without duplication, all other items of interest pertaining to the Indebtedness permitted under Section 7.01.

      "FLSA" has the meaning specified in Section 5.22.

      "Funded Debt" shall mean any obligation for borrowed funds, which under GAAP is shown as a liability, including but not limited to borrowings from any bank, savings and loan, insurance company or other financial institution.

      "GAAP" shall mean the generally accepted accounting principles, practices and procedures, consistently applied from period to period, which were in use with respect to each Related Person in its last fiscal year ended prior to the date of this Agreement; provided, however, that, except as provided herein with respect to the calculation of the Borrowing Base, Borrower's Inventory shall be valued on a first in first out (FIFO) basis rather than a last in first out (LIFO) basis. For purposes of all computations hereunder, such accepted accounting principles, practices and procedures shall not be changed. If changed for purposes of any financial statement or presentation or other uses, the effect and amount of such change will be clearly set out and explained.

      "Government Accounts" shall mean, at the time of determination thereof, Accounts of the Borrower as to which the following requirements have been fulfilled to the reasonable satisfaction of Agent:

            (i) such Accounts meet all of the requirements of Eligible Receivables;

            (ii)  such Accounts are outstanding less than 60 days;
      and

            (iii) such Accounts are not otherwise included in the calculation of the applicable Borrowing Base; and

            (iv) the Account Debtor in respect of such Account is the United States of America or an agency of the United States of America and the Borrower has complied with the provisions of the Security Agreement with respect to such Account.

      "Government Note" shall mean that certain promissory note dated January 18, 1996 in the original principal amount of $2,402,296.98, executed by Borrower and payable to Defense Finance and Accounting Service - Columbus Center (DFAS - CO).

      "Government Payable" shall mean the sum of the outstanding principal balance as of the date of determination of the Government Note plus any other similar accounts payable of Borrower owed to the United States of America or an agency of the United States of America as of the date of determination.

      "Guarantors" shall mean, collectively, Pride Refining, Pride SGP, Desulfur Partnership, Pride Marketing, Pride Borger, and each other Person who now or hereafter executes a Guaranty in connection herewith for the benefit of Agent and Lenders.

      "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person in any manner, whether directly or indirectly, including without limitation agreements: (i) to purchase such Indebtedness or any property constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness, or (B) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or made available funds for the purchase or payment of such Indebtedness, (iii) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness, or (iv) otherwise to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

      "Guaranty Agreement" shall mean, collectively, the Restated Guaranty Agreements executed by Pride Refining, Pride SGP, Desulfur Partnership, Pride Marketing, and Pride Borger, each dated of even date herewith, for the benefit of Agent, Lenders and holder of the Convertible Notes in form satisfactory to Agent.

      "Hazardous Substances" has the meaning specified in Section
5.25.

      "Indebtedness" shall mean, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation: (i) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP, (ii) all obligations of such Person in respect of any Guaranty, (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of such Person, (v) all reimbursement obligations with respect to Letters of Credit.

      "Indemnitees" has the meaning specified in Section 6.16.

      "Interest Owner's Liens" shall mean the security interest arising pursuant to Section 9.319 of the Texas Business and Commerce Code.

      "Interest Payment Date" shall mean the fifth of each Month, beginning on September 5, 1996.

      "International Department Office" shall mean 901 Main Street, 9th Floor, NationsBank Plaza, Dallas, Texas 75203, Attention:
International Letters of Credit.

      "Inventory" shall mean Borrower's crude oil, other hydrocarbons, refined products thereof, and proceeds thereof.

      "Investment" in any Person shall mean any investment, whether by means of purchase of any share or interest (including without limitation an interest in profits or cash flow), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

      "Lenders" shall mean NationsBank of Texas, N.A. and Bank One, as stated in the introductory paragraph hereof.

      "Letter of Credit" shall mean any Facility A Letter of Credit or Facility B Letter of Credit issued, renewed or extended by Agent pursuant to this Agreement or the Loan Documents, together with any letter(s) of credit issued, renewed or extended by Agent pursuant to the Original Credit Agreement.

      "Letter of Credit Commitment Fee" shall mean the amounts provided to be paid by Borrower in Section 3.04(b).

      "Letter of Credit Facility" has the meaning specified in
Section 3.01.

      "Letter of Credit Fees" shall mean the amounts provided to be paid by Borrower in Section 3.04(a).

      "Letter of Credit Repayment Obligations" at any time shall mean the aggregate amount of the unfunded Letters of Credit.

      "Letter of Credit Request" shall mean the request for Letters of Credit which shall be in the form of Exhibit "E", properly completed.

      "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

      "Loan Documents" shall mean this Agreement, the Notes (including any renewals, extensions and refundings thereof), the Collateral Documents, the Letter of Credit Requests, the CATS Agreement, each Guaranty and any and all other or additional agreements or documents (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Agreement.

      "Maturity Date" shall mean the earlier to occur of July 31, 1997 or the date of any Acceleration, provided that beginning on the Restructuring Trigger Date and at all times thereafter, the term "Maturity Date" shall mean the earlier to occur of November 30, 1997 or the date of any Acceleration.

      "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Notes under the laws which are presently in effect of the United States of America and the State of Texas applicable to the holders of the Notes and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Agent hereby notifies Borrower that, and discloses to Borrower that, for purposes of Tex. Rev. Civ. Stat. Arm. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Agent reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrower; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Agreement and the Notes shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

      "Month" shall mean calendar month.

      "NationsBank of Texas, N.A." shall mean NationsBank of Texas, N.A., individually and not as Agent hereunder.

      "Net Exchange Accounts Payable" means the sum, at the date of determination, of each account payable under any Exchange Transaction, if any, which Lenders have determined in their absolute discretion, is in excess of the Eligible Receivable, if any, of the same account party under such Exchange Transaction, and which account payable is either entitled to the benefit of a Letter of Credit or is otherwise secured by any setoff or Lien.

      "Net Government Accounts" means, at the date of determination, the remainder of (i) the aggregate amount of Government Accounts, minus (ii) the aggregate amount of Government Payables, but in no event less than zero.

      "Note Agreement" shall mean that certain Note Agreement dated of even date herewith among Borrower and Lenders.

      "Notice of Borrowing" shall have the meaning specified in
Section 2.02(a) hereof.

      "Notes" shall mean, collectively, the Revolving Notes, the Term Notes, and the Uncommitted Line Notes.

      "Obligation" means:

            (i) all present and future indebtedness, obligations and liabilities of Borrower to Agent or any Lender including,

      but not limited to any indebtedness, obligations or liabilities arising pursuant to this Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several and including without limitation (A) the Letter of Credit Repayment Obligations and the rights to Cash Collateral in connection therewith, (B) Unpaid Drawings, (C) the Notes, (D) interest on any part of the Obligation, (E) Expenses, and (F) Fees;

            (ii) without limitation of the foregoing, all present and future indebtedness, obligations and liabilities of Borrower to Agent or any Lender evidenced by or arising pursuant to any of the Loan Documents;

            (iii) all costs incurred by Agent or any Lender to obtain, preserve, perfect and enforce the liens and security interests securing payment of such indebtedness, liabilities and obligations, and to maintain preserve and collect the property in which Agent has been granted a Lien to secure payment of the Revolving Loans, the Term Loans, the Letter of Credit Facility, and the Uncommitted Lines or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and

            (iv) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

      "Original Revolving Notes" shall mean, collectively, (i) that certain promissory note, dated November 14, 1994, in the original principal amount of $6,400,000, executed and delivered by Borrower and payable to the order of NationsBank of Texas, N.A., and (ii) that certain promissory note, dated November 14, 1994, in the original principal amount of $1,600,000 executed and delivered by Borrower and payable to the order of Bank One, together with any renewals, modifications, extensions and increases thereof.

      "Original Term Notes" shall mean, collectively, (i) that certain promissory note, dated November 14, 1994, in the original principal amount of $36,000,000, executed and delivered by Borrower and payable to the order of NationsBank of Texas, N.A., and (ii) that certain promissory note, dated November 14, 1994, in the original principal amount of $9,000,000 executed and delivered by Borrower and payable to the order of Bank One, together with any renewals, modifications, extensions and increases thereof.

      "Other Eligible Receivables" means Eligible Receivables other than Approved Eligible Receivables, but specifically excluding
Accounts arising under Exchange Transactions.

      "Payment Office" shall mean Agent's principal place of business at 901 Main Street, 13th Floor, NationsBank Plaza, Dallas, Texas 75202, Attention: Loan Operations, or such other place as Agent may notify Borrower from time to time.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty
Corporation's functions under ERISA.

      "Permitted Indebtedness" shall mean the Indebtedness permitted in Section 7.01.

      "Permitted Liens" shall mean: (i) Liens granted to Agent to secure the Obligation, (ii) Liens described on Exhibit "F" attached hereto, (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iv) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due, (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves in accordance with GAAP have been provided, (vi) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money) otherwise permitted under this Agreement, pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, or (viii) Liens arising pursuant to any depository agreements between Borrower and Agent.

      "Person" shall mean an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization, limited liability company, a Tribunal or other legally recognized entity.

      "Pipeline Negative Inventory Accrual" means as of the date of determination shortages in deliveries by Borrower of crude oil at crude gathering pipeline injection locations from the delivery obligations as nominated by Borrower under applicable contracts.

      "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

      "Preferred Units" shall mean, collectively, the Series B
Units and the Series C Units.

      "Pride Borger" shall mean Pride Borger, Inc., a Delaware corporation.

      "Pride Marketing" shall mean Pride Marketing of Texas (Cedar
Wind), Inc., a Texas corporation.

      "Pride Refining" shall mean Pride Refining, Inc., a Texas corporation.

      "Pride SGP" shall mean Pride SGP, Inc., a Texas corporation.

      "Process Agent" shall mean Brad Stephens, whose address is 1209 N. 4th, Abilene, Texas 79601.

      "Pro Rata" and "Pro Rata Part" as to each Lender shall mean its Specified Percentage.

      "Purchase Money Security Interest" shall have the meaning set forth in Section 9.107 of the Texas Business and Commerce Code.

      "Redemption Price" shall have the meaning given it in the Certificate of Designations for Series B Units.

      "Refinery Deed of Trust" shall mean that certain Deed of Trust (with Security Agreement and Assignment of Rents and Leases), dated as of May 22, 1992, from Borrower and Pride Refining, Inc., to Marcia L. Bunnell, as Trustee, for the benefit of Agent, which instrument is recorded in Book 21, Page 19 of the Deed of Trust Records of Jones County, Texas, as same may have heretofore been, may contemporaneously herewith be or may hereafter be, amended, supplemented or otherwise modified.

      "Related Persons" shall mean, collectively, Borrower and each Guarantor.

      "Rentals" of any Person shall mean, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make payments under all leases, subleases and similar arrangements for the use of real, personal or mixed property.

      "Reportable Event" has the meaning specified in Title IV of ERISA.

      "Required Holders" shall mean each of NationsBank of Texas, N.A. and Bank One, Texas, N.A., so long as it is a holder of any Note, regardless of the amount held, plus a holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

      "Restructuring Fees" shall mean fees and expenses incurred in connection with the conversion by Lenders of Indebtedness to preferred units of Borrower and in connection with the conversion by the unitholders of the preferred units of Borrower into at least 95% of the Common Units outstanding as of such conversion and the unitholders of the common units of Borrower into not more than 5% of the Common Units outstanding as of such conversion.

      "Restructuring Trigger Date" shall mean the date on which the Partnership Amendment (as defined in the Note Agreement) has been approved and adopted as the partnership agreement of the Borrower as contemplated by the Note Agreement and all conditions precedent to the issuance of the Convertible Notes have been satisfied; provided that all of the foregoing conditions must have been completed prior to November 15, 1996.

      "Revolver Commitment" shall mean the aggregate maximum obligation of each Lender to make Advances under this Agreement (as such commitment may be reduced pursuant to Section 2.04 or at the applicable Maturity Date) which obligation shall at no time exceed $8,000,000.

      "Revolving Loans" shall mean the obligations of Borrower to each Lender pursuant to the Revolving Notes.

      "Revolving Loan Interest Rate" shall mean (i) from the Effective Date until but not including the Restructuring Trigger Date, a rate per annum equal to the lesser of (x) the Base Rate plus two percent (2%) or (y) the Maximum Rate and (ii) from and including the Restructuring Trigger Date, a rate per annum equal to the lesser of (x) the Base Rate plus one and one-half percent (1.5%) or (y) the Maximum Rate.

      "Revolving Notes" shall mean, collectively, the promissory notes in the form of Exhibit A attached hereto, executed by Borrower in favor of each Lender, in an original principal amount equal to such Lender's Pro Rata Part of the Revolver Commitment, together with any renewals, modifications, extensions and increases thereof.

      "Security Agreement" shall mean the Security Agreement, dated December 14, 1992, as amended from time to time, executed by Borrower in favor of the Agent.

      "Series A Notes" shall mean the Convertible Senior Secured Series A Promissory Notes of Borrower in the original aggregate principal amount of $2,500,000 issued pursuant to the Note Agreement and the unsecured promissory notes into which the same may be converted in accordance with the Note Agreement.

      "Series B Notes" shall mean the Convertible Senior Secured
Series B Promissory Notes of Borrower in the original aggregate principal amount of up to $12,500,000 issued pursuant to the Note
Agreement.

      "Series B Units" shall mean the Series B Cumulative
Convertible Preferred Units of Borrower into which the Series B
Notes may be converted.

      "Series C Notes" shall mean the Convertible Senior Secured
Series C Promissory Notes of Borrower issued pursuant to the Note
Agreement.

      "Series C Units" shall mean the Series C Cumulative
Convertible Preferred Units of Borrower into which the Series C
Notes may be converted.

      "Specified Percentage" shall mean the following percentage for each Lender:

            NationsBank of Texas, N.A.                80%
            Bank One                                  20%

      "Stated Amount" shall mean the face amount of a Letter of Credit or Letters of Credit.

      "Stated Value" shall mean the Stated Value per Series B Unit or Series C Unit, in each case $1,000 per unit.

      "Subordinated Note" and "$450,000 Note" shall have the meaning specified in Section 7.01.

      "Subsidiary" shall mean, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

      "Suspense Payables" shall mean accounts payable of Borrower to third parties attributable to the purchase of crude oil by Borrower from such third parties, which accounts payable are not being paid by Borrower in the ordinary course of Borrower's business due to outstanding title, documentation or other causes beyond the control of Borrower.

      "Tangible Net Worth" shall mean Borrower's net worth determined in accordance with GAAP minus the sum of (i) any surplus resulting from any write-up of assets (other than any write-up of assets as provided by GAAP and disclosed on financial statements with respect to assets of any Person acquired in an acquisition by any Related Person after the date of this Agreement which after the date of acquisition are appraised by an independent third party appraiser at a value in excess of the value given to such assets at the time of acquisition), (ii) goodwill, including any amounts, however designated, representing the excess of the purchase price paid for assets or stock acquired over the book value assigned thereto, (iii) treasury stock, (iv) patents, trademarks, service marks, trade names, and copyrights, plus (v) other intangible assets.

      "Taxes" shall mean all taxes, assessments, fees or other charges from time to time or at any time imposed by any Tribunal.

      "Term Loan Interest Rate" shall mean (i) from the Effective Date until but not including the Restructuring Trigger Date, a rate per annum equal to the lesser of (x) the Base Rate plus three percent (3.0%) or (y) the Maximum Rate, and (ii) from and including the Restructuring Trigger Date, a rate per annum equal to the lesser of (x) the Base Rate plus two percent (2.0%) or (y) the Maximum Rate.

      "Term Loans" shall mean, collectively, the obligations of Borrower to each Lender pursuant to the Term Notes.

      "Term Note" shall mean a promissory note in the form of Exhibit "B" attached hereto, executed by Borrower in favor of each Lender, in the original principal amount equal to such Lender's Pro Rata part of the Term Loan, together with any renewals, modifications, extensions and increases thereof. "Term Notes" shall mean, collectively, the Term Note of both Lenders.

      "Texas Plains Pipeline" means that certain pipeline system consisting of a certain 10" crude oil and gas pipeline, operating from Hawley, Texas to Borger, Texas, with a certain 6" crude pipeline operation from McLean Station to Alan Reed Station, along with selected portions of a gathering pipeline.

      "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission board, bureau, agency or instrumentality.

      "Uncommitted Line Note" has the meaning specified in Section 2A.01. "Uncommitted Line Notes" means, collectively, each Lender's Uncommitted Line Note.

      "Unpaid Drawings" has the meaning specified in Section 3.05.

      1.02.  Other Definitional Provisions.

      (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any Loan
Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context shall otherwise require.

      (b) Defined terms used herein in the singular shall import the plural and vice versa.

      (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (d) Unless the context shall otherwise require, terms used herein which are not otherwise defined and which are defined in the Chapters 1 and/or 9 of the Texas Business & Commerce Code shall have the meaning therein, and in the event of conflict between such Chapters 1 and 9, Chapter 9 will prevail.


                                  ARTICLE II

                   AMOUNTS AND TERMS OF THE REVOLVING LOANS
                              AND THE TERM LOANS

      2.01.  The Advances.

            (a) Revolving Loan. Each Lender agrees, severally and not jointly, on the terms and conditions herein, to make its Pro Rata Part of the Advances under the Revolver Commitment to Borrower from time to time during the period from the Effective Date to, but not including, the Maturity Date of such loan in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Borrowing Base minus the sum of (x) the unfunded amount of the outstanding Facility A Letters of Credit, and (y) the Unpaid Drawings of all Facility A Letters of Credit or (ii) the Revolver Commitment as such amount may be reduced pursuant to Section 2.04.

      Each Advance under the Revolving Loan shall be in an aggregate amount of $100,000 or an integral multiple thereof; provided, however, that the initial outstanding principal balance of the Revolving Note of each Lender shall constitute a renewal and extension of the outstanding principal balances, as of the Effective Date, of the Original Revolving Note of each such Lender.

Subject to the terms and provisions hereof, within the limits of this Agreement, and to and including the Maturity Date, Borrower may borrow, repay and reborrow Advances under the Revolving Loan. Advances under the Revolving Loan shall be used by Borrower for working capital and general corporate purposes, specifically excluding Capital Expenditures.

            (b) Term Loan. The outstanding principal balance of the Term Note of each Lender shall constitute a renewal and extension of the outstanding principal balance, as of the Effective Date, of the Original Term Note of such Lender, being the amount set forth for such Lender on the Term Loan Schedule (which is attached to this Agreement). Borrower shall not be entitled to reborrow, and the Lenders shall not be obligated to loan, any sums that may be, or have been, repaid on the Term Loan.

      Section 2A.01. Uncommitted Line.

            (a) Making Special Advances. Lenders may elect, in their sole discretion, to make advances ("Special Advances") from time to time to Borrower upon a request by Borrower. Borrower must give Agent at least one Business Day's prior written notice, or telephonic notice promptly confirmed in writing, of any requested Special Advance. Each request for a Special Advance must be in an aggregate amount of $100,000 or an integral multiple thereof. Notwithstanding any course of dealing between Borrower or any Lender or any Prior Special Advance made by a Lender, and notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Lender has any obligation or commitment whatsoever to make any Special Advance to Borrower, and any Special Advance made by a Lender shall be made solely in the discretion of such Lender.

            (b) Uncommitted Line Notes. The obligation of Borrower to repay to each Lender the aggregate amount of the Special Advances made by such Lender (such Lender's "Uncommitted Line"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (such Lender's "Uncommitted Line Note") made by Borrower to the order of such Lender in the form of Exhibit M with appropriate insertions. The principal balance from time to time outstanding under each Lender's Uncommitted Line shall bear interest at a rate per annum equal to the lesser of (x) the Base Rate plus four percent (4%) or (y) the Maximum Rate.

            (c) Repayment. During a period of fifteen consecutive days in each Month, beginning with the first Month in which a Special Advance is made, Borrower shall not borrow under the Uncommitted Line, and at the beginning of each such fifteen day period, Borrower shall prepay in full the then outstanding aggregate principal balance under each Lender's Uncommitted Line, plus all interest then accrued and unpaid on the principal so prepaid. The outstanding principal balance of each Lender's Uncommitted Line, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

      2.02.  Making the Advances.

            (a) Notice. Each Borrowing shall be made by telephonic notice to Agent not later than 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, confirmed on the same day by written notice confirming amounts of each of the Advances comprising such Borrowing, the date of such Borrowing and whether the Advance is a Revolving Loan or a Term Loan, ("Notice of Borrowing"), in the form of Exhibit "C" attached hereto, from Borrower to Agent. Subject to the other terms and conditions hereof, Agent will make such funds available to Borrower on the date of such Borrowing by, at Borrower's option (i) wiring such funds to or for the account of Borrower at the direction of Borrower or (ii) depositing such funds in Borrower's account with Agent.

            (b) Notice Irrevocable. Each Notice of Borrowing shall be irrevocable and binding on Borrower.

      2.03. Commitment Fees. Borrower agrees to pay to Agent a Commitment Fee, to be divided among the Lenders on a Pro Rata basis, on the average daily unused portion of the Revolver Commitment from the Effective Date to and including the Maturity Date at the rate of one-half of one percent (0.5%) per annum. For purposes of this Section 2.03, the "unused portion of the Revolver Commitment" shall be equal to the Revolver Commitment minus (x) all outstanding Advances and (y) the Facility A Letter of Credit Cap. All of such Commitment Fees shall be due and payable to Agent monthly in arrears on the fifth day of each Month, commencing on September 5, 1996 and continuing on the fifth day of each Month thereafter until, and including, the Maturity Date.

      2.04.  Reduction and Termination.

            (a)   Mandatory Reduction.  On the Maturity Date, the
Revolver Commitment shall be reduced to zero.

            (b) Optional Reduction. Borrower shall have the right, upon at least two (2) Business Days' written notice to Agent, to reduce the unused portion of the Revolver Commitment provided that each partial reduction shall be in an aggregate amount of $100,000 or an integral multiple, thereof.

            (c) Optional Termination. Borrower shall have the right, upon at least five (5) Business Days' written notice to Agent, to terminate the Revolver Commitment in whole.

            2A.04. Blocked Account. Each Related Person shall cause all Account Debtors to remit all payments, or shall cause all checks, notes, drafts, instruments or other payments received by such Related Person to be deposited, into a controlled access (Agent only) account (the "Blocked Account") established by the Related Persons with Agent. If any Related Person receives payment of all or any portion of any Account, such Related Person shall notify Agent immediately and shall hold all checks, notes, drafts, instruments or other payments so received in trust for Agent and shall either deposit such payments into the Blocked Account or deliver to Agent such checks, notes, drafts, instruments or other payments in the exact form received, together with any necessary endorsement, without delay. Each Related Person shall notify all Account Debtors and take other necessary or appropriate means to insure that all Accounts shall be paid directly to the Blocked Account. All invoices issued by any Related Person shall plainly state on their face that amounts payable thereunder are payable only to the Blocked Account. Immediately following the close of business on each Business Day occurring from the 18th until and including the 25th of each calendar month, Borrower shall provide by telecopy to each Lender a copy of the on-line computer schedule available to Borrower which reflects each wire transfer of funds made into or out of the Blocked Account during such Business Day. Borrower further agrees to specify the applicable Account Debtor opposite to each wire transfer reflected on such schedule.
Borrower shall also furnish to each Lender, which so requests, as soon as available, and in any event not later than the last Business Day of each calendar month, copies of all wire confirmations received by Borrower during such calendar month.

            On each Business Day, Agent shall, without further notice to or instructions or consent by Borrower, withdraw all collected funds on deposit in the Blocked Account and apply such amounts (i) first to accrued unpaid interest, and (ii) then to the outstanding principal amount of the Uncommitted Line and (iii) then to the outstanding principal amount of the Revolving Loans. Any principal prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      2.05.  Repayment and Interest.

            (a) Repayment. Borrower shall repay the outstanding principal balances of the Revolving Loan and the Term Loan, together with accrued interest from time to time outstanding on such outstanding principal balances, as follows:

                  (i) Revolving Loans. All accrued and unpaid interest on the Revolving Loans shall be due and payable on the fifth day of each Month, commencing on September 5, 1996, and continuing on the fifth day of each Month thereafter until the Maturity Date. The outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

                  (ii)  Term Loans.  All accrued and unpaid
      interest on the Term Loans shall be due and payable on the fifth day of each Month, commencing on September 5, 1996, and continuing on the fifth day of each Month thereafter until the Maturity Date. The outstanding principal balance of the Term Loans shall be due and payable in monthly installments equal to $120,000. Such monthly installments shall be due and payable on or before the fifth day of each Month, commencing on September 5, 1996 and continuing on the fifth day of each Month thereafter. In addition to, and not in lieu of, the foregoing monthly installments, beginning on December 5, 1996 and on each March 5, June 5, September 5, and December 5 thereafter, Borrower shall make a payment equal to the Excess Cash of Borrower calculated as of the last day of the immediately preceding Calendar Quarter.

            (b) Interest Rates. The Revolving Loans and the Term Loans shall bear interest, and Borrower shall pay interest thereon, at the following rates:

                  (i) Revolving Loans. The principal balance from time to time outstanding under the Revolving Loans shall bear interest at the Revolving Loan Interest Rate.

                  (ii)  Term Loans.  The principal balance from
      time to time outstanding under the Term Loans shall bear interest at the Term Loan Interest Rate.

                  (iii)  Maximum Rate Interest Adjustments.
      Notwithstanding the foregoing provisions of this Section 2.05(b), if the amount of interest payable hereunder on any Interest Payment Date in respect of the immediately preceding interest computation period would, if based solely upon the Base Rate plus the applicable percentage increase, exceed the maximum amount allowed by law, the amount of interest payable on such interest payment date shall be automatically reduced to the maximum amount allowed by law. If the amount of interest payable hereunder in respect of any interest computation period is reduced based upon the Maximum Rate or the maximum amount of interest allowed by law and the amount of interest payable hereunder in respect of any subsequent interest computation period would be less than the maximum amount allowed by law, then the amount of interest payable hereunder in respect of such subsequent interest computation period shall be automatically increased to such maximum amount allowed by law, until such time as the interest that would have been payable under the immediately preceding sentence is fully paid.

                  (iv)  Maturity.  Each Advance and any other
      amount becoming due hereunder, by acceleration or otherwise, shall bear interest after maturity or date due at a rate per annum equal to the Default Rate.

      2.06.  Prepayments.

            (a) Optional Prepayments. Borrower may prepay, without penalty, the Advances in whole or ratably in part. Each such partial prepayment shall be in an aggregate principal amount of not less than $100,000 and shall be applied to the outstanding Advances in the inverse order in which such Advances were made. If Agent so requests, Borrower shall also pay accrued interest to the date of prepayment on the Advances being prepaid.

            (b)  Mandatory Prepayments.

                  (i) If at any time the outstanding principal amount of the Revolving Loans exceeds the then-effective Borrowing Base, minus (i) the unfunded amount of the outstanding Facility A Letters of Credit and (ii) the Unpaid Drawings of all Facility A Letters of Credit (such excess being referred to herein as a "Borrowing Base Deficiency"), then Borrower shall immediately make a mandatory prepayment in the amount of such Borrowing Base Deficiency;

                  (ii)  Borrower shall immediately prepay the
      outstanding principal amount, if any, of the Revolving Loans which at any time exceeds the Revolver Commitment as such amount may be reduced pursuant to Section 2.04;

                  (iii)  Prior to Restructuring Trigger Date,
      Borrower shall immediately deliver the proceeds (net of expenses), to the extent such proceeds are not included in Borrower's net income for purposes of the calculation of Excess Cash, to Agent from any of the following:

                  (1) issuance of additional common or preferred units of Borrower;

                  (2) any placement of debt securities by Borrower (but without waiving the requirements of Agent's consent to the incurrence of Indebtedness in violation of any Loan Document);

                  (3) any sale, assignment or other disposition of any property, rights, assets or business of Borrower or any Guarantor (but without waiving the requirements of Agent's consent to any sale, assignment or other disposition in violation of any Loan Document), except (A) proceeds which are less than $25,000 in the case of any single sale, assignment or disposition or (B) proceeds of a sale, assignment or disposition of tangible personal property which are applied within 30 days of receipt to the acquisition of replacement tangible personal property of similar use and suitability;

                  (4) the Borrower's interest in any settlement, award or other payment under the DFSC Claim; and

                  (5) any other sources of funds to Borrower other than operating revenues.

            All amounts received by Agent under this Section 2.06(b)(iii) shall be applied as follows: first, as a prepayment of the outstanding principal amount of the Term Loan; second, to the extent the Term Loan has been repaid, as a prepayment of the outstanding principal amount of the Revolving Loan; and third, to the extent the Term Loan has been repaid and no Advances are outstanding under the Revolving Loan, as a deposit to the Cash Collateral Account as security for the Letter of Credit Repayment Obligations. Each prepayment of the Term Loan shall be applied to the regular installment of principal due under the Term Notes in the inverse order of their maturities. Notwithstanding the foregoing, upon the occurrence of and during the continuation of an Event of Default, payments received by Agent shall be applied in such manner as the Determining Lenders elect in their sole discretion. Any amount of the Revolving Loan prepaid under this Section 2.06(b)(iii) may not be reborrowed, and the Revolving Commitment shall be permanently reduced by the amount of any such payment.

            (iv) The interest of Pride SGP or Pride Refining in any settlement, award or other payment under the DFSC Claim shall be delivered to Agent to be held as cash collateral to secure the Obligations under a Security Agreement satisfactory to Agent which creates, and maintains at all times, a perfected first priority security interest in such proceeds.

            (c) Application of Funds by Borrower after the Restructuring.

            (i) After the Restructuring Trigger Date, all Adjusted Cash Proceeds received by Borrower or any of its Subsidiaries shall be applied (or converted into cash and then applied, if applicable) by Borrower (1) first to the repayment of principal and accrued interest outstanding under the Term Loan, (2) then to the repayment of principal and accrued interest outstanding under the Series A Notes (whether or not then due) until all principal and accrued interest under the Series A Notes has been paid, and (3) then to the repayment of principal and accrued interest outstanding under the Series B Notes (whether or not then due) or, if applicable, to the redemption of outstanding Series B Units in accordance with Section 6 of the Certificate of Designations; provided, however, that if Determining Lenders under the Term Loan do not require the application described in clause (1) of this subparagraph, such funds shall be applied in the order provided in clauses (2) and (3). Each prepayment of the Term Loan shall be applied fifty percent (50%) to the regular installments of principal due under the Term Loan in order of their maturity and fifty percent (50%) to regular installments of principal due under the Term Notes in the inverse order of their maturities. The non-cash consideration received by Borrower or any of its Subsidiaries with respect to any transaction that is outside the ordinary course of business (each a "Transaction", including but not limited to consideration for or in connection with the sale, lease, transfer or other disposition of any assets or properties of
      Borrower (other than the sale of goods and services in the ordinary course of business), but excluding any Litigation Settlements or Equity Offerings), shall not exceed twenty percent (20%) of the aggregate consideration received by Borrower or its Subsidiaries with respect to such Transaction. Any non-cash consideration received by Borrower or any of its Subsidiaries from any Transaction shall be pledged by Borrower or such Subsidiary for the benefit of Agent and Lenders, and upon the conversion of such consideration to cash, the cash proceeds shall be applied as set forth above in this Section 2.06(c)(i).

            (ii) All consideration received by Borrower or any of its Subsidiaries after the Restructuring Trigger Date in connection with the resolution (by judgment or otherwise) or settlement of any judicial, administrative or arbitral proceeding ("Litigation Settlements") shall be applied (or converted into cash and then applied, if applicable) by Borrower (1) first to the repayment of principal and accrued interest outstanding under the Series A Notes, (2) then, up to a maximum of $5.0 million in the aggregate, to the repayment of principal and interest outstanding under the Series B notes (whether or not then due) or, if applicable, to the redemption of outstanding Series B Units in accordance with Section 6 of the Certificate of Designations, (3) then, up to a maximum of $7.5 million in the aggregate, to the repayment of principal and interest outstanding under the Term Loan, and (4) then to the repayment of principal and interest outstanding under the Series B Notes (whether or not then due) or, if applicable, to
      the redemption of remaining Series B Units in accordance with
      Section 6 of the Certificate of Designations; provided, however, that funds applied to the redemption of Series B Units as provided in clauses (2) and (4) shall be so applied with respect to the initial Stated Value of the Units being redeemed and any portion of the Redemption Price of such Units attributable to adjustments to Stated Value shall be paid out of other funds of Borrower. Each prepayment of the

      Term Loan shall be applied fifty percent (50%) to the regular installments of principal due under the Term Loan in order of their maturity and fifty percent (50%) to regular installments of principal due under the Term Notes in the inverse order of their maturities.

            (iii) Except as provided in the next succeeding sentence, all proceeds of public or private offerings of equity securities (by Borrower ("Equity Offerings"), including without limitation any Rights Offering, as defined in Section 11 of the Certificate of Designations), shall consist of cash and shall be applied to the reduction of Term

      Loans or Series A Notes, or the redemption of outstanding Series B Units in accordance with Section 6 of the Certificate of Designations.
      Borrower may use up to $4.5 million, in the aggregate of proceeds of Equity Offerings for capital expenditures in excess of normal maintenance capital expenditures if, out of every dollar so applied, no more than sixty percent (60%) is applied to such excess capital expenditures and at least forty percent (40%) is applied first to the repayment of principal and interest outstanding under the Series A Notes, and second to the repayment of principal and interest outstanding under the Series B Notes or, if applicable, redemption of outstanding Series B Units in accordance with
      Section 6 of the Certificate of Designations. Funds applied to the redemption of Series B Units as provided in clause
      (ii) of the preceding sentence shall be so applied with respect to the initial Stated Value of the Units being redeemed and any portion of the Redemption Price of such Units attributable to adjustments to Stated Value shall be paid out of other funds of Borrower.


      2.07.  Borrowing Base.

            (a) Initial Borrowing Base. During the period from the Effective Date until the first redetermination of the Borrowing Base by Agent, the Borrowing Base shall be $8,000,000.

            (b) Subsequent Determinations of Borrowing Base. Promptly after receiving each Borrowing Base Certificate, Agent shall, based upon such Borrowing Base Certificate and such other information, reports and data available to Agent at the time in question, redetermine the Borrowing Base to remain in effect until the next such redetermination. In the event Agent has not received an appropriately completed Borrowing Base Certificate (with all attachments) within the time periods specified herein, Agent shall have no obligation to redetermine the Borrowing Base nor shall Lenders have any obligation to make any additional Advances until such time as Agent shall have received such information.

      2.08.  Payments and Computations.

            (a) Time of Payment. Borrower shall make each payment hereunder and under the Notes not later than 11:30 A.M. (Dallas, Texas time) on the day when due in lawful money of the United States of America to Agent at its Payment Office in immediately available funds. For purposes of determining the time of payment only, receipt by Agent of a Federal Reserve reference number with respect to a payment by Borrower will be deemed to be receipt by Agent of such payment.

            (b)  Computation of Interest and Fees.  All
computations of interest, as well as the computation of the Commitment Fees, shall be made by Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable.

            c) Business Day Payment. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and/or Commitment Fees, as the case may be.

      2.09. Notation on Schedule. Each Lender shall, and is hereby authorized by Borrower to, place appropriate notations on the schedule to the Notes evidencing the date, amount and maturity of each Advance and the amount of each payment of principal; provided, however, the failure of any Lender to make any such notation shall not limit or otherwise affect the obligations of Borrower under the Notes or this Agreement.

      2.10. Conditions to Advances. In addition to those matters set forth in Article IV, the obligation of each Lender to make any Advance under this Agreement shall be subject to the following conditions precedent as of the date of making such Advance and after taking into account the effect of making such Advance:

            (a) No Default. No Default or Event of Default shall exist and be continuing.

            (b) Compliance with Agreement. Each Related Person shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with by such Related Person before or on the date hereof or the date required for such compliance, as applicable.

            (c) No Material Adverse Effect. No change that would cause a material adverse effect on the business, financial condition or prospects of any Related Person shall have occurred since the date of the financial statements referenced in Section
5.06.

            (d)  Representations and Warranties.  The
representations and warranties contained herein and in each of the Loan Documents shall be true in all respects on the date hereof, and the delivery of each Notice of Borrowing shall be deemed to be a representation and warranty by Borrower that such Advance may be made in accordance with, and will not violate the requirements of, this Agreement.

            (e) Borrowing Base Certificate. Borrower shall have delivered to Agent the most recent Borrowing Base Certificate pursuant to the requirements of Section 6.01(c).

      2.11. Pro Rata Treatment. Except as provided in this Agreement to the contrary, each payment received by Agent hereunder for the account of Lenders, or either of them, on the Revolving Notes, the Term Notes, or the Uncommitted Line Notes, as the case may be, shall be distributed to each Lender entitled to share in such payment Pro Rata; provided, however, in the event that any Lender other than NationsBank of Texas, N.A. shall have failed to make an Advance as contemplated under Section 2.01 hereof and NationsBank of Texas, N.A. shall have made such Advance in accordance with Section 2.01 hereof, payment received by Agent for the account of such Lender or Lenders shall not be distributed to such Lender or Lenders, but shall be distributed to NationsBank of Texas, N.A. until such Advance(s) made by NationsBank of Texas, N.A. shall have been repaid in full. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If, and to the extent that, Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the rate applicable to such portion of the applicable Revolving Loan or the applicable Term Loan.

      From and after the Maturity Date, any and all foreclosure proceeds or other collections by the Agent or either of the Lenders from or with respect to any liquidation of any collateral securing the Obligation shall be divided among the Lenders on a pro rata basis.

      2.12.  Fees.

            (a) Facility Fee. Borrower agrees to pay to Agent a facility fee (the "Facility Fee"), to be divided among the Lenders on a Pro Rata basis, on the earlier to occur of the Maturity Date and the date of repayment of the Term Loans in full. The Facility Fee shall be determined on a daily basis by applying a rate per annum of five percent (5%) to the outstanding principal amount of the Term Loans. The Lenders shall forgive the Facility Fee, regardless of when such Facility Fee accrued, on the Restructuring Trigger Date.

            (b) Agency Fees. Borrower agrees to pay to the Agent agency fees, to be retained exclusively by the Agent, as follows during the term of this Agreement: $25,000 due and payable to the Agent on each June 15 and December 15, beginning on December 15, 1996, and continuing regularly thereafter.

            (c) Amendment Fee. Borrower agrees to pay to Agent an amendment fee, to be divided among the Lenders on a Pro Rata basis in the amount of $600,000 (less $200,000 previously paid by Borrower). The amendment fee shall be due and payable on the Effective Date. Any amount of amendment fee paid by Borrower shall be credited against the amount of Facility Fee owed by Borrower pursuant to the immediately preceding subparagraph (a).

            (d) Monitoring Fee. Borrower agrees to pay to Agent a monthly monitoring fee, to be retained exclusively by the Agent, in the amount of $10,000, to be paid to Agent on the fifth day of each Month.

      2.13. Existing Collateral. Borrower and each Guarantor hereby acknowledge, ratify and confirm that each and every security agreement, mortgage, deed of trust, assignment, pledge, financing statement, stock or bond power or other security document or instrument heretofore executed by Borrower or such Guarantor in favor of the Agent or either Lender, as security for the obligations of Borrower or either Guarantor, or any of them, under the Original Credit Agreement or otherwise (including, without limitation, the Refinery Deed of Trust), do and shall also secure
(i) the Obligation and each all other or additional liabilities of Borrower and each Guarantor, or any of them, hereunder or under the Loan Documents and each part of the Obligation and such other liabilities and any and all renewals, extensions, modifications and amendments thereof or thereto and (ii) the Convertible Notes on a pari passu basis for the ratable benefit of the Lenders and the holders of the Convertible Notes.


                                  ARTICLE III

                               LETTERS OF CREDIT

      3.01.  Letters of Credit.

            (a) Commitment. Subject to and upon the terms and conditions herein set forth, Borrower, at any time and from time to time on or after the date hereof and prior to the applicable Maturity Date, may request that Agent issue, renew or extend, and Agent shall issue, renew or extend, for the account of Borrower one or more irrevocable standby Letters of Credit (the "Letter of Credit Facility"). Borrower reserves the right to cancel all or any portion of the foregoing commitment to issue, renew or extend Letters of Credit by giving five (5) days prior written notice to Agent. Letters of Credit may be issued for the following purposes:

            (i) to support obligations of Borrower for crude purchases and arising under Borrower's Exchange Transactions (each such Letter of Credit called a "Facility B Letter of
      Credit") or

            (ii) (A) to support obligations of Borrower in respect of performance bonds, statutory bonds or premiums for insurance policies, in each case arising in the ordinary course of Borrower's business, or to support other obligations of Borrower arising in the ordinary course of Borrower's business other than obligations described in the immediately preceding clause (i), provided that the unfunded amount of all outstanding Letters of Credit for such purposes and all Unpaid Drawings of all Letters of Credit for such purposes does not exceed $2,500,000 at any time, or

                  (B) to support obligations of Borrower for purchases of crude oil and other refinery feed stocks into the refinery known as the Pride Refinery, located in Jones County, Texas, and where, on the date of issuance of such Letter or Credit, if such Letter of Credit were issued as a Facility B Letter of Credit the outstanding Facility B Letters of Credit plus Unpaid Drawings of all Facility B Letters of Credit would exceed the then applicable Facility B Letter of Credit Cap, provided that the unfunded amount of all outstanding Letters of Credit for such purposes and all Unpaid Drawings of all Letters of Credit for such purposes does not exceed $4,000,000 at any time (each such Letter of Credit under this clause (ii) called a "Facility A Letter of Credit").

            (b)  Facility A Letter of Credit Conditions.
Notwithstanding the foregoing, Agent shall not be obligated to issue, renew or extend a Facility A Letter of Credit:

                  (i) unless Agent has received either a properly completed Letter of Credit Request executed by Borrower or a CATS Request;

                  (ii)  if a condition precedent under Section 3.02

      or 4.01 shall not be met on such date;

                  (iii) if the Stated Amount of such Facility A Letter of Credit, when added to the sum of the unfunded amount of all outstanding Facility A Letters of Credit plus Unpaid Drawings of all Facility A Letters of Credit at such time would exceed the then-applicable Facility A Letter of Credit Cap; or

                  (iv) if the Stated Amount of such Facility A Letter of Credit, when added to the sum of the unfunded amount of all outstanding Facility A Letters of Credit plus Unpaid Drawings of all Facility A Letters of Credit at such time would exceed the Borrowing Base minus the aggregate outstanding Advances under the Revolving Loans.

            (c)  Facility B Letter of Credit Conditions.
Notwithstanding the foregoing, Agent shall not be obligated to issue, renew or extend a Facility B Letter of Credit:

                  (i) unless Agent shall have received either a properly completed Letter of Credit Request executed by Borrower or a CATS Request;

                  (ii)  if a condition precedent under Section 3.02

      or 4.01 shall not be met on such date; or

                  (iii) if the Stated Amount of such Facility B Letter of Credit, when added to the sum of the unfunded amount of all outstanding Facility B Letters of Credit plus Unpaid Drawings of all Facility B Letters of Credit at such time would exceed the then applicable Facility B Letter of Credit Cap.

      3.02. Conditions to Letter of Credit Facility. The obligation of Agent to issue, renew or extend any Letter of Credit under this Agreement shall be subject to the following additional conditions precedent as of the date of the issuance, renewal or extension of such Letter of Credit and after taking into account the effect of such Letter of Credit:

            (a) No Default. No Default or Event of Default shall exist and be continuing.

            (b) Compliance with Agreement. Each Related Person shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with by such Related
Person before or on the date hereof.

            (c) No Material Adverse Effect. No change that would cause a material adverse effect on the business, financial condition or prospects of any Related Person shall have occurred since the date of the financial statements referenced in Section
5.06.

            (d)  Representations and Warranties.  The
representations and warranties contained herein and in each of the Loan Documents shall be true in all respects on the date hereof, and the making of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of this Agreement. Borrower shall use its best efforts to provide Lenders a representation and warranty from the beneficiary of such Letter of Credit that no Indebtedness of Borrower to such beneficiary is past due. In addition, the chief executive officer and chief financial officer of Borrower shall each represent and warrant for the benefit of Agent and Lenders that no Indebtedness of Borrower to the beneficiary of such Letter of Credit is past due.

            (e) Borrowing Base Certificate. Borrower shall have delivered to Agent the most recent Borrowing Base Certificate pursuant to the requirements of Section 6.01(c).

            (f) Letter of Credit Request. Borrower shall have delivered a duly executed Letter of Credit Request at least two (2) Business Days prior to date the Letters of Credit are to be issued, renewed or extended.

      3.03.  Terms of Letters of Credit:

            (a) The Letters of Credit shall be in the form of Forms "E-1", "E-2", "E-3", "E"-4, "E-5" and "E-6" in Exhibit "E"
(as Borrower shall select in the Notice of Borrowing), or such other form as shall be acceptable to Agent, subject to the conditions of this Agreement and properly completed, unless Agent agrees otherwise.

            (b) The expiry date of a Facility A Letter of Credit shall not be later than the earlier of: (i) one year from the date such Facility A Letter of Credit is issued or (ii) the Maturity Date (as then known); provided that the expiry date of any Facility A Letter of Credit issued for the benefit of the Texas Water Commission shall not be later than October 31, 1997. The expiry date of a Facility B Letter of Credit shall not be later than the earlier of: (i) 90 days from the date such Facility B Letter of Credit is issued or (ii) the Maturity Date (as then known).

            (c) This Agreement and each Letter of Credit issued, renewed or extended hereunder shall be supplemented by the provisions (to the extent that such provisions are consistent with the provisions of this Agreement) of the Uniform Customs and Practices for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by Agent.

            (d) Notwithstanding the provisions of any application and agreement for Letters of Credit or similar document which Borrower may execute and deliver to Agent, the provisions of this Agreement shall govern Letters of Credit issued, renewed or extended hereunder.

            (e) Agent may amend, renew, and extend any Letter of Credit, upon receipt of the necessary instructions from Borrower as Agent may require.

            (f) Any Letter of Credit that was issued, renewed or extended pursuant to the Original Credit Agreement shall constitute a Letter of Credit for purposes of this Agreement, regardless of whether same is renewed or extended under, or pursuant to, the Letter of Credit Facility.

      3.04.  Fees.

            (a) Issuance Fees. Borrower shall pay to Agent at Agent's International Department Office, a letter of credit issuance fee for each Letter of Credit that is issued and/or outstanding from time to time hereunder in an amount equal to the greater of: (i) $250.00 per Letter of Credit or (ii) one and one-half percent (1.5%) per annum of the Stated Amount with respect to each Letter of Credit.

            (b) Letter of Credit Commitment Fee. Borrower agrees to pay to Agent at the Payment Office a Letter of Credit Commitment Fee, to be divided among the Lenders on a Pro Rata basis, equal to the sum of (i) one-half of one percent (0.5%) per annum of an amount equal to (x) the then-applicable Facility A Letter of Credit Cap minus (y) the daily average amount of the unexpired and undrawn Stated Amount of the Facility A Letters of Credit during the period for which such Letter of Credit Commitment Fee is calculated, plus
(ii) one-half of one percent (0.5%) of an amount equal to (x) the then-applicable Facility B Letter of Credit Cap minus (y) the daily average amount of the unexpired and undrawn Stated Amount of the Facility B Letters of Credit during the period for which such Letter of Credit Commitment Fee is calculated.

            (c) Payment Date. All accrued and unpaid Letter of Credit Fees and Letter of Credit Commitment Fees shall be due and payable in arrears on the fifteenth day of each Month, with any outstanding balance to be due and payable in full on the Maturity Date.

      3.05.  Agreement to Repay Letter of Credit Drawings.

            (a) Borrower hereby agrees to reimburse Agent in immediately available funds at the International Department Office, for any payment made by Agent under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing") on the date of such payment, together with interest on the amount so paid by Agent to the extent not reimbursed prior to 2:00 p.m. (Dallas, Texas time) on the date of such payment, from and including the date paid by Agent to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the lesser of: (i) the Default Rate for Revolving Loans if not reimbursed by 2:00 p.m. (Dallas, Texas time) on the third Business Day following any such payment or (ii) the Maximum Rate, such interest to be payable on demand.

            (b) Borrower's obligations under this Section 3.05 to reimburse Agent with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Agent, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that Borrower shall not be obligated to reimburse Agent for any wrongful payment made by Agent under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of Agent.

      3.06. Increased Costs. If at any time after the date hereof, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or participated in, by such Lender or any participant, or (ii) impose on such Lender or any participant any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender or any participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Lender or any participant hereunder or in respect of any participation with respect to Letters of Credit, then, upon demand (which demand shall be given by Agent promptly after it receives notice from such Lender of such increased cost or reduction is applicable to Letters of Credit to Borrower), Borrower shall pay to Agent such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A certificate submitted to Agent and Borrower by such Lender, setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Lender or such participant as aforesaid shall be conclusive and binding on Borrower absent manifest error.

      3.07. Additional Terms. Borrower agrees that: (a) if partial drawings are permitted in any Letter of Credit, Agent may honor the drafts on qualified drawings without inquiry; (b) if Borrower requests or consents to any extension of the maturity or time for negotiation or presentation of drafts or documents, to any increase in the aggregate amount of credit in any Letter of Credit, or to any other modification of the terms of the Letter of Credit, then this Agreement shall be binding on Borrower as to such extension, increase, or other modification; and (c) Agent may accept or pay any draft dated on or before the expiration of any time limit expressed in the Letter of Credit regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration date of the Letter of Credit and provided that the drawing is negotiated or presented on or before the expiry date.

      3.08. Other Conditions. Borrower agrees that Agent shall not be responsible for (a) the validity, sufficiency or genuineness of documents or of any endorsements thereon even if such documents should in fact prove to be in any respect invalid, insufficient, fraudulent or forged; (b)failure of any draft to bear any reference or adequate reference to the Letter of Credit, or failure of documents to accompany any draft negotiation, or failure of any Person to note the amount of any draft on the reverse side of the Letter of Credit or to surrender or take up the Letter of Credit or to send forward documents apart from drafts as required by the terms of the Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed may be waived by Agent; (c) errors, omissions, interruptions or delays in transmissions or delivery of any message by mail, cable, telegram, wireless or otherwise, whether or not they be in cipher; or (d) errors in translation or errors in interpretation of technical terms. Agent shall not be responsible for any act, error, neglect, default, omission, insolvency or failure in business of any correspondent or for any consequences arising from causes beyond Agent's control. Borrower further agrees that any action taken or omitted by Agent in connection with the Letter of Credit, if done in good faith, shall be binding on Borrower and shall not put Agent under any resulting liability to Borrower.

      Agent shall not be liable for any failure by Agent or any one else to pay or accept any draft under the Letter of Credit, or for any loss or damage resulting from any declared or undeclared war, censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency thereof, or from any other cause beyond Agent's control; and Borrower agrees to indemnify and hold Agent harmless from any claim, loss, liability or expense arising by reason thereof. If Borrower has included any language describing events or conditions in any Letter of Credit Request or CATS Request that would not be possible for Agent to verify from the documents required to be presented under the Letter of Credit, Borrower understands that Agent is in no position to make any verification of such events or conditions and is therefore not responsible for verifying the compliance with such requirements. Agent will make payment under the Letter of Credit provided all other conditions are met. Furthermore, if the term "Beneficiary" includes any successor of the named Beneficiary by operation of law or otherwise, Agent shall have no responsibility to determine that one who draws under the Letter of Credit and represents himself to be a successor to the named Beneficiary is in fact a duly authorized successor.

      3.09. Presentation of Documents Without Drafts. If the Letter of Credit issued by Agent will provide that the Letter of Credit will be available by presentation to Agent of the documents described in the Letter of Credit unaccompanied by drafts, Borrower agrees that all references herein to drafts, documents relative to drafts, and the presentation, acceptance for payment or payment of drafts shall refer to documents presented for payment without drafts, the presentation and acceptance thereof, and payment upon such presentation, and that Borrower's obligations and Agent's rights, privileges and remedies hereunder shall be the same as though payments had been made upon presentation of drafts drawn under the Letter of Credit accompanied by the said documents.

      3.10. Renewal Provision. In the case of Agent's issuance, renewal or extension on behalf of Borrower of a Letter of Credit which renews automatically, Borrower hereby agrees that in the event it does not want such Letter of Credit to be renewed, it will request Agent in writing not to renew such Letter of Credit at least thirty (30) days prior to the notification period specified in the Letter of Credit. Borrower acknowledges that its failure to make a timely request for the non-renewal of such Letter of Credit may result in such Letter of Credit renewing automatically and hereby agrees that in such event Borrower shall have no claim or cause of action against Agent, or defense against payment under the Letter of Credit, for Agent's renewal of such Letter of Credit.

      3.11.  Letters of Credit Participations.

            (a) Immediately upon Agent's issuance, renewal or extension of a Letter of Credit (and immediately upon execution and delivery of this Agreement, with respect to any and all existing Letters of Credit), Agent shall be deemed to have sold and transferred to Lenders and Lenders shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part of such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto, any security therefor or guaranty pertaining thereto.

            (b) In determining whether to pay under any Letter of Credit, Agent shall not have any obligation relative to Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for Agent any resulting liability to any Lender.

            (c) In the event that Agent makes any payment under any Letter of Credit and Borrower shall not have reimbursed such amount in full to Agent pursuant to Section 3.05(a), Agent shall promptly notify Lenders of such failure, and each Lender so notified shall promptly and unconditionally pay to Agent, the amount of such Lender's Pro Rata part of such unreimbursed payment in Dollars and in same day funds. If Agent so notifies, prior to 11:00 a.m. (Dallas, Texas time) on any Business Day, any Lender required to fund a payment under a Letter of Credit such Lender shall make available to Agent for its account the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its payment available to Agent, such Lender agrees to pay to Agent, forthwith on demand such amount, together with interest thereon for each day from such date until the date such amount is paid to Agent at the Base Rate. The failure of any Lender to make available to Agent any payment under any Letter of Credit shall not relieve the other Lender of its obligation hereunder to make available to Agent any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of the other Lender to make available to Agent any such payment.

            (d)  Whenever Agent receives a payment of a
reimbursement obligation from Borrower as to which Agent has received any payments from Lenders pursuant to clause (c) above, Agent shall promptly pay to each Lender which has paid its portion thereof, in Dollars and in same day funds (if received prior to 11:00 a.m. (Dallas, Texas time) otherwise the next day), an amount equal to such Lender's Pro Rata Part thereof.

            (e) The obligations of Lenders to make payments to Agent with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents;

                  (ii)  the existence of any claim, setoff, defense

      or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                  (iii)  any draft, certificate or any other
      document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) the occurrence of any Default or Event of Default.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

      4.01. Advances and Letters of Credit. The obligation of each Lender to make an Advance hereunder and the obligation hereunder of Agent to issue, renew or extend Letters of Credit is subject to the condition precedent that, on or before the Effective Date, Agent shall have received the following, each dated as of the date hereof, in form and substance satisfactory to Agent:

            (a) Notes. The duly executed Revolving Note and Term Note for each Lender.

            (b) Note Agreement. The duly executed Note Agreement and each Securities Document (as defined therein) to be executed as of the date hereof.

            (c) Collateral Documents. Multiple counterparts of the following, duly executed by the applicable party(ies) thereto:

                  (i)  such supplements, amendments and/or
      modifications of and to the existing Collateral Documents as the Agent shall request, in form and substance acceptable to the Agent, to reflect of record the execution of this Agreement and the Notes and that such Collateral Documents secure the Obligation and the Convertible Notes on a pari passu basis for the ratable benefit of the Lenders and the holders of the Convertible Notes.

                  (ii)  a Restated Guaranty Agreement executed by
      Pride Refining;

                  (iii)  a Restated Guaranty Agreement executed by
      Pride SGP;

                  (iv)  a Restated Guaranty Agreement executed by
      Pride Borger;

                  (v)  a Restated Guaranty Agreement executed by
      Pride Marketing;

                  (vi)  a Restated Guaranty Agreement executed by
      Desulfur Partnership;

                  (vii)  such other or additional security
      agreements, collateral pledges, financing statements, title opinions, certificates, agreement and other documents as the Agent shall request.

            (d) Opinions of Counsel. Favorable opinions of legal counsel for Borrower and each Guarantor, in such form as shall be acceptable to Agent and Agent's counsel.

            (e) Partner's Closing Certificates. A certificate signed by the Chief Financial Officer of Pride Refining, as managing general partner of Borrower, stating that (to the best knowledge and belief of such Person, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained herein and the other Loan Documents are true and correct as of the date hereof and (ii) no event has occurred and is continuing, or would result from the execution of this Agreement, which constitutes a Default or an Event of Default. (It is hereby acknowledged that certain "Defaults" and "Events of Default" (as defined in the Original Credit Agreement) have occurred under the Original Credit Agreement, but that such Defaults and Events of Default are being waived by Lenders in connection with the execution of this Agreement and the other Loan Documents).

            (f) Incumbency Certificates. A certificate of an officer of Pride Refining, as managing general partner of Borrower and an officer of each Guarantor which shall certify the names of the Person authorized to sign each of the Loan Documents to be executed by such Person and the other documents or certificates to be delivered by such Person pursuant to the Loan Documents, together with the true signatures of each such Person. Agent may conclusively rely on the certificates until Agent shall receive a further certificate of a partner of Borrower or an officer of a Guarantor canceling or amending the prior certificate and submitting the signatures of the persons named in such further certificate.

            (g) Resolutions. Resolutions of each Guarantor duly adopted by the Board of Directors of each Guarantor in form and content satisfactory to Agent and Agent's counsel.

            (h) Corporate Certificates. A copy of the articles of incorporation of each Guarantor and all amendments thereto, certified by the corporate Secretary of the applicable Guarantor; together with certificates of existence and good standing (or other similar instruments) for such company issued by the Secretary of State of the state of incorporation of such company, and certificates of qualification and good standing (or other similar instruments) for such company issued by the Secretary of State of each of the states wherein such company is qualified to do business as a foreign corporation, each dated within ten days of the Effective Date.

            (i) Shareholder Agreement. A copy of the shareholder agreement of each Guarantor, and all amendments thereto, certified by the Secretary or Assistant Secretary of such company as being true, correct and complete as of the date of such certification.

            (j) Partnership Agreement. A copy of the Partnership Agreement and Certificate of Limited Partnership for Borrower and all amendments thereto, certified by the Corporate Secretary of Pride Refining, as the managing general partner of Borrower, and certificates of qualification and good standing (or similar instruments) for Borrower issued by the Secretary of State of the state of formation of Borrower and of each of the states wherein Borrower is qualified to do business, each dated within ten (10) days of the Effective Date.

            (k) Litigation. Certificates signed by an officer of Pride Refining, as managing general partner of Borrower stating that no litigation, investigation or proceeding before or by an arbitrator or tribunal is continuing or threatened against such party or any of their officers, directors, partners or affiliates
(i) with respect to this Agreement, the Notes, the Collateral Documents, any other Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which could have a material adverse effect on Borrower, except as described in the certificate and acceptable to Agent. Agent shall also receive either a summary and analysis of all litigation in which such party or any of the officers, directors, partners or affiliates are involved or an opinion of counsel, in form and substance acceptable to Agent, to the effect that no litigation in which such party is involved would, in the event of an adverse determination, have a material adverse effect.

            (l)  Insurance.  Evidence satisfactory to Agent that
Borrower has obtained the insurance policies required by this Agreement and the Collateral Documents.

            (m) Interest Payment. Evidence satisfactory to Agent that Borrower has paid all accrued and unpaid interest in full, as of the Effective Date, under or pursuant to the Original Credit
Agreement.

            (n) Fees and Expenses. Evidence satisfactory to Agent that Borrower has paid all fees and expense provided herein to be paid by Borrower, including, without limitation, the Amendment Fees, and all fees and expenses of counsel to Agent and/or the Lenders as of the Effective Date in connection with this Agreement and/or the transactions contemplated hereby.

            (o) Extended Maturities. Copies of all documents pursuant to which the maturity dates of the Indebtedness of Borrower to Pride SGP shall have been extended to a date occurring after the Maturity Date.

            (p) Additional Information. Such other information and documents as may reasonably be required by Agent and Agent's counsel.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      To induce Lenders and Agent to enter into this Agreement, each Related Person represents and warrants to Lenders and Agent that:

      5.01.  Organization and Good Standing.

            (a) Each Related Person which is a corporation or partnership is duly organized and validly existing in good standing under the laws of the state of its organization.

            (b) Each Related Person is duly qualified as a foreign corporation or partnership and in good standing in all states in which it is doing business and has all corporate or partnership power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future.

      5.02.  Authorization and Power.

            (a) Each Related Person has full corporate or partnership power and requisite authority to execute, deliver and perform the Loan Documents to which it is a party. Each Related Person is duly authorized to, and has taken all action necessary to authorized such Related Person to execute, deliver and perform the Loan Documents executed by such Related Person. Each Related Person is and will continue to be duly authorized to perform the Loan Documents executed by such Related Person.

            (b) Each Related Person possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that (i) are necessary for the ownership, maintenance and operations of its properties and assets, and (ii) the loss of which could have a material adverse effect on such Related Person's business, and such Related Person is not in violation of any provision thereof.

      5.03. No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the consummation or any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which any Related Person is subject or any judgment, license, order or permit applicable to any Related Person, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which any Related Person may be bound, or to which any Related Person may be subject, or violate any provision of any Related Person's articles or certificates of incorporation or certificate of limited partnership or partnership agreement or bylaws. No consent, approval, authorization or order of any Tribunal or third party is required in connection with the execution and delivery by the Related Persons of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

      5.04. Enforceable Obligations. The Loan Documents have been duly executed and delivered by each Related Person which is a party thereto, and are the legal and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

      5.05. No Liens. Except for Permitted Liens, all of the properties and assets of each Related Person are free and clear of all Liens and other adverse claims of any nature, and each Related Person has good and marketable title to such properties and assets.

      5.06. Financial Condition. Borrower has delivered to Agent copies of (i) the audited annual financial statements dated as of December 31, 1995, and (ii) the unaudited quarterly financial statements dated as of June 30, 1996 certified by Borrower that such financial statements are true and correct, fairly represent the financial condition of the Related Persons as at such date and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods. As of the Effective Date, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of any Related Person which are (separately or in the aggregate) material and are not reflected in such financial statements and no changes having a material adverse effect have occurred since the date of such financial statements.

      5.07. Full Disclosure. There is no material fact that the Related Persons have not disclosed to Agent which could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower or any other Related Person. Neither the financial statements referenced in Section
5.06 hereof, nor any certificate or statement delivered herewith or heretofore by any Related Person to Agent in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to, keep the statements contained herein or therein from being misleading.

      5.08. No Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.

      5.09. Material Agreements. No Related Person is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which such Related Person is a party or by which any of its properties is bound.

      5.10. No Litigation. Except as disclosed to Agent pursuant to Section 4.01(i), there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of any Related Person threatened, against such Related Person that could, if adversely determined, have a material adverse effect.

      5.11. Burdensome Contracts. No Related Person is a party to, or bound by, any contract which is a burdensome contract having a material adverse effect.

      5.12. Regulatory Defects. As of the date hereof, no Related Person has been advised nor has actual knowledge of its failure to comply with all applicable laws, rules, regulations, and all orders of any Tribunal applicable to it or any of its property, business or operations or transactions thereto would, if adversely determined, have a material adverse effect.

      5.13. Use of Proceeds; Margin Stock. The proceeds of the Revolving Loans will be used by Borrower (i) to renew and extend the principal amount outstanding under the Original Revolving Notes and (ii) for working capital of Borrower. The Term Loans will be a renewal and extension of the principal amount outstanding under the Original Term Notes, as set forth on the Schedule 1. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, Regulation X, or Regulation G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower owns no margin stock except for that described in the financial statements referred to in Section
5.06 hereof and, as of the date hereof, the aggregate value of all margin stock owned by Borrower does not exceed 25% of the value of all Borrower's assets.

      5.14. No Financing of Corporate Takeovers. None of the proceeds of the Revolving Loans or the Term Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

      5.15. Taxes. All tax returns required to be filed by any Related Person in any jurisdiction have been filed or properly extended and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon any Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon. There is no proposed tax assessment against any Related Person, except as disclosed pursuant to Section 4.01(i).

      5.16. Principal Office, Etc. The principal office, chief executive office and principal place of business of each Related
Person is 1209 N. 4th, Abilene, Texas 79601. Each Related Person maintains its principal records and books at such address.

      5.17. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b)PBGC has not instituted proceedings to terminate any Plan; (c) neither any Related Person, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable, or (ii) has instituted or intends to institute proceedings to terminate any Plan under Sections 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of each Related Person has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

      5.18. Compliance with Law. Each Related Person is in compliance with all laws, rules, regulations, orders and decrees which are applicable to such Related Person, or its properties.

      5.19. Government Relation. No Related Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by such Related Person of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

      5.20. Insider. No Related Person is, and no Person having "control" (as that term is defined in 12 U.S.C. S375(b)(5) or in regulations promulgated pursuant thereto) of any Related Person is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. S375(b) or in regulations promulgated pursuant thereto) of Agent, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary of a bank holding company of which any Lender is a subsidiary, or of any bank at which any Lender maintains a correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with any Lender.

      5.21. Subsidiaries and Stock. Borrower does not own capital stock or other ownership interests in any Person, except a 99% ownership of Desulfur Partnership, 100% ownership of Pride Marketing and 100% ownership of Pride Borger. Pride Refining does not own capital stock or other ownership interests in any Person, except a 1.9% general partnership interest in Borrower. Pride SGP does not own capital stock or other ownership interests in any Person; except a 0.1% general partnership interest and a 51.7% common limited partnership interest in Borrower. Pride Marketing does not own capital stock or other ownership interests in any Person except a 1% general partnership interest in Desulfur Partnership. Pride Borger does not own capital stock or other ownership interests in any Person. Desulfur Partnership does not own any capital stock or other ownership interest in any Person.

      5.22. Fair Labor Standards Act. Each Related Person has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. S 200, et seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. S 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from each Related Person, given as of the date hereof and as of the date of each reconfirmation, that each Related Person has complied with the requirements of the FLSA, in general, and Section 215(a)(1), thereof, in particular.

      5.23. Casualties. Neither the business nor the properties of any Related Person is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a material adverse effect.

      5.24.  Investment Company Act.  No Related Person is an
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

      5.25.  Hazardous Substances.

            (a)  To the best of each Related Person's knowledge:
(i) all environmental permits, certificates, licenses, approvals, registrations and authorizations required under all Environmental Laws in connection with the business of such Related Person has been obtained and (ii) such Related Person's business operations are in compliance with all Environmental Laws.

            (b) Except as disclosed on Exhibit "G", no unremedied notice, citation, summons or order has been issued, no unremedied complaint has been filed, no unremedied penalty has been assessed and, to the best of each Related Person's knowledge, no investigation or review is pending or threatened by any governmental entity under any Environmental Law or with respect to any generation, treatment, storage, recycling, transportation or disposal of any hazardous or toxic or polluting substance or waste (including petroleum products and radioactive materials) generated or used ("Hazardous Substances") by such Related Person.

            (c) Except as disclosed on Exhibit "G", no Related Person has received any request for information, notice of claim, demand or other notification that such Related Person is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance or any other violation of any Environmental Laws.

            (d) Except as disclosed on Exhibit "G", there are no underground storage tanks, active or abandoned, at any property now owned, operated or leased by any Related Person.

            (e)  Except as set forth on Exhibit "G", no
environmental inspections, investigations, studies, audits, tests, reviews or other analyses are currently being conducted in relation to any property or business now owned, operated, or leased by any Related Person, and each Related Person shall promptly forward a copy to Agent of any such environmental inspections, investigations, studies, tests, reviews or other analyses; provided, that no Related Person makes any representation or warranty with respect to environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of Agent.

      5.26. Collateral Documents; Description of Assets. The existing Collateral Documents constitute perfected first priority Liens upon all of the right, title and interest of each Related Person in and to (i) the entire refinery known as the Pride Refinery, located in Jones County, Texas, and all real and personal property owned or used in connection therewith, subject only to Permitted Liens and (ii) all of the properties described in Exhibit "H" attached hereto and all real and personal property owned or used in connection therewith, subject only to Permitted Liens.

      5.27. Corporate Name. No Related Person has during the preceding five years, been known as or used any other partnership, corporate, fictitious or tradenames. Except as set forth on Exhibit "I" attached hereto, no Related Person has been, during the preceding five years, the survivor of a merger or consolidation or acquired all or substantially all of the assets of any Person

      5.28. Representations and Warranties. The delivery of any document to Agent under the terms of this Agreement shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Default or Event of Default exists and that all representations and warranties contained in this Article V or in any other Loan Document are true and correct on and as of such date.

      5.29. Survival of Representations and Warranties. All representations and warranties by the Related Persons herein shall survive delivery of the Notes, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish such party's right to rely thereon.

      5.30. Solvency. As of the Effective Date, no obligation shall have been incurred by any Related Person pursuant to any Loan Document with the intent to hinder, delay, disturb or defraud creditors of any Related Person and no Related Person (i) shall be insolvent (within the meaning of Section 101(29) of the Bankruptcy Code of 1978, as amended, Section 2 or the Uniform Fraudulent Transfer Act) or will become "insolvent" (after giving effect to the transactions contemplated in any Loan Document)' as a result of the incurrence of any such obligation; (ii) shall be engaged in any business or transaction with unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document); and (iii) shall be unable to perform its contingent obligations and other commitments as they mature in the normal course of business.

      5.31. Schumacher Litigation. That certain litigation styled Robert J. Schumacher, et al v. Ollie Bradford Stephens III, et al., Cause No. 4856-D, in the District Court, 350th Judicial District,
Taylor County, Texas has been settled and liquidated.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

      Until payment in full of the Notes and the payment in full and performance of the Obligation, the termination of this Agreement and the expiration of all liability with respect to the Letters of Credit, each Related Person agrees that (unless Agent shall otherwise consent in writing) it will comply with the following covenants:

      6.01. Financial Statements, Reports and Documents. Borrower shall deliver to Lenders one (1) copy of each of the following:

            (a) Monthly Statements. The following described monthly statements, reports, schedules and other information:

                  (i)  as soon as available, and in any event
      within thirty (30) days after the end of each Month, copies of the consolidated balance sheet of Borrower as of the end of such month, and statements of income and retained earnings and changes in financial position and cash flows of Borrower for that month and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

                  (ii)  as soon as available, and in any event
      within forty-five (45) days after the end of each Month, a statement of the (a) refining throughputs, profit margins, and cash flow; (b) crude oil gathering volumes, profit margins, and cash flow related thereto, and (c) product pipeline throughput, profit margins, and cash flow related thereto;

                  (iii) as soon as available, and in any event within forty-five (45) days after the end of each Month, a schedule of accounts payable (trade and exchange), accounts receivable (trade and exchange) and Suspense Payables and outstanding Letters of Credit with respect to all of such accounts payable and Suspense Payables, including (a) the address for each Account Debtor and (b) a specific description of the underlying contract with respect to, and aging information with respect to, any account(s) receivable from the United States of America or any federal or state agency, board, department, commission, body, unit or instrumentality;

                  (iv)  as soon as available, and in any event
      within thirty (30) days after the end of each Month, a calculation of the financial covenants set forth in Section 6.02, the amount of each category of Indebtedness permitted under Section 7.01 (except for 7.01(ii) or (iii)), the amount of Rentals paid during the twelve month period then ending per Section 7.14, and the amount of accrued amounts for Taxes not then due, together with supporting backup information with respect thereto;

                  (v)  as soon as available, and in any event
      within forty-five (45) days after the end of each Month, a report with respect to the total Suspense Payables activity for Borrower during such Month; and

                  (vi)  as soon as available, and in any event
      within forty-five (45) days after the end of each Month, a refining net margin report containing the following information for such Month: (a) the volumes of various crude oil products refined by Borrower and the average product prices associated therewith, (b) the total volumes of crude oil feed stocks obtained by Borrower and the average crude oil feed stock prices associated therewith, and (c) the breakdown of the per barrel amount paid by the refining division of Borrower to its crude gathering division of (1) Borrower's posted price,
      (2) the average bonus paid, (3) transportation costs, and
      (4) any other amounts paid and to whom.

all in reasonable detail, with the certificate of the chief financial officer of the Pride Refining, the managing general partner of Borrower, that the foregoing calculations are true and correct in all material respects to the best of his knowledge and prepared in accordance with GAAP, subject to year-end audit adjustments and stating that such officer has reviewed the activities of Borrower during such period and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or if any such default shall have occurred, specifying the nature and status thereof, and in the form of Exhibit "J".

            (b) Annual Statements. As soon as available after each fiscal year end, and in any event within ninety (90) days thereafter, copies of the consolidated balance sheet of Borrower as of the close of such fiscal year and statements of income and retained earnings and cash flows of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall be without a "going concern" or like qualification or exception) of Ernst & Young or of other independent public accountants of recognized national standing selected by Borrower and satisfactory to Agent, to the effect that such consolidated financial statements have been prepared in accordance with GAAP consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

            (c) Weekly and Monthly Borrowing Base Certificates. From and after the Effective Date, Borrower shall deliver to Agent a current Borrowing Base Certificate, together with such supporting documentation as Agent may request including but not limited to a detailed breakdown of each component of the Borrowing Base (a "Borrowing Base Certificate"), on or before Wednesday of each calendar week. Each such Borrowing Base Certificate shall be in the form of Exhibit "D". Such Borrowing Base Certificate shall be based on current actual financial information as of the date of delivery of same or on proforma financial information as of the date of delivery of same to the extent current actual financial information is not available. Additionally, Borrower shall deliver to Agent a current Borrowing Base Certificate, together with such supporting documentation as Agent may request including but not limited to a detailed breakdown of each component of the Borrowing Base, on or before the last day of each Month. Such Borrowing Base Certificate shall be based on the current actual financial information from the preceding Month end. Each such Borrowing Base Certificate shall be in the form of Exhibit "D".

            (d) Guarantor's Statements. As soon as available after each fiscal year end, and in any event within 90 days thereafter and as soon as available after each fiscal quarter end, and in any event within 45 days thereafter, copies of the consolidated and consolidating balance sheet of each Guarantor as of the close of such fiscal year and statements of income and retained earnings and changes in financial position of each Guarantor for such fiscal year or quarter, in each case setting forth in comparative form the figures for the preceding fiscal year or quarter all in reasonable detail, certified by the chief financial officer of such Guarantor as being true and correct in all material respects to the best of his knowledge as shall be required by Agent and prepared in accordance with GAAP.

            (e) Audit Reports. Promptly upon receipt thereof, one copy of each written report submitted to Borrower by independent accountants in any annual, quarterly or special audit made.

            (f) SEC and Other Reports. Promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to equity owners generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Tribunal in any proceeding to which Borrower is a party.

            (g) Accountants Certificates. Within the period provided in paragraph (b) above, certificates of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or an Event of Default under any of the terms or provisions of this Agreement (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying the nature and period of existence thereof.

            (h) Quarterly Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, a report including a calculation of the Excess Cash of Borrower as of the end of such calendar quarter.

            (i) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Agent shall reasonably request.

      6.02.  Financial Covenants.

            (a) Current Ratio. Borrower shall maintain at all times a Current Ratio of not less than 0.55 to 1.00. In accordance with Section 6.01(a)(iv), Borrower shall deliver to Lenders a calculation of the Current Ratio thirty (30) days after the end of each Month.

            (b) Adjusted Current Ratio. Borrower shall maintain at all times an Adjusted Current Ratio of not less than 0.75 to
1.00. In accordance with Section 6.01(a)(iv), Borrower shall deliver to Lenders a calculation of the Adjusted Current Ratio thirty (30) days after the end of each Month.

            (c) Tangible Net Worth. Borrower shall maintain at all times a Tangible Net Worth of at least $29,776,000 which shall be tested as of the end of each Month; provided that such amount shall be increased, on a cumulative basis, by fifty percent (50%) of the Borrower's net income after Taxes determined for each Calendar Quarter.

            (d) Fixed Charge Coverage. Borrower shall maintain a Fixed Charge Coverage of at least .90 to 1.00 for the period beginning January 1, 1996 and ending on the last day of each Month thereafter until and including December 31, 1996. At any time after December 31, 1996, Borrower shall maintain a Fixed Charge Coverage of at least .90 to 1.00 for the then most recently ended period of twelve (12) consecutive months. For purposes of this
Section 6.02(d), the term "Fixed Charge Coverage" shall mean for any period EBITDAR for such period divided by the sum of (i) Fixed Charges for such period plus (ii) Capital Expenditures permitted by
Section 7.06 hereof actually made during such period.

            (e)  Funded Debt.  Borrower shall maintain its Funded
Debt (which for purposes of this clause (e), shall not include any Indebtedness under this Agreement nor shall it include any indebtedness of Borrower permitted by Section 7.01 of this Agreement) at or below $1.00.

      6.03. Payment of Taxes and Other Indebtedness. Each Related Person shall pay and discharge (i) all taxes, assessments and governmental charges of levies imposed upon it or upon its income or profits, or upon any property belonging to it, that the failure to pay would have a material adverse effect and (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, provided, however, that no Related Person shall be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.

      6.04. Maintenance of Existence and Rights; Conduct of Business. Each Related Person shall preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Tribunal.

      6.05. Notice of Default. Borrower shall furnish to Lenders immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which the Related Persons are taking or propose to take with respect thereto.

      6.06. Other Notices. Borrower shall promptly notify Lenders of (i) any material adverse change in the financial condition of any Related Person or their businesses, (ii) any default under any material agreement, contract, or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by any Related Person, (iii) any material adverse claim or contingent obligation against or affecting Borrower or any subsidiary or any of its properties, and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Tribunal affecting any Related Person.

      6.07. Compliance with Loan Documents. Any and all covenants and provisions of the Loan Documents shall be complied with by each Person whose compliance is agreed to or required thereunder.

      6.08.  Compliance with Material Agreements.  Each Related
Person shall comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

      6.09. Operations and Properties. Each Related Person shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Each Related Person shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

      6.10. Books and Records; Access. Each Related Person shall give any representative of Lenders access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of such Related Person and relating to its affairs, and to inspect any of the properties of such Related Person. Each Related Person shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Agent shall have the right to send any representatives of Lender or an audit firm acceptable to Agent to any Related Person's place of business to examine its books and records and inspect its properties from time to time during reasonable business hours. The cost for such examination and inspection shall be included in Expenses payable by Borrower.

      6.11. Compliance with Law. Each Related Person shall comply with all applicable laws, rules, regulations, and all orders of any Tribunal applicable to it or any of its property, business operations or transactions, a breach of which could have a material adverse effect.

      6.12. Insurance. Each Related Person shall maintain worker's compensation insurance, liability insurance (including environmental insurance) business interruption insurance and insurance on its properties, assets and business, whether now owned or hereafter acquired, with such insurance companies, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar business as such Related Person and as shall be acceptable to the Agent. All of such casualty and business interruption insurance of Borrower or Pride SGP shall name Agent as loss payee for the benefit of Lenders. Prior to Default, proceeds of insurance covering items of Inventory, Equipment and fixed assets, if received prior to the Maturity Date shall be used, if Borrower elects, to repair or replace the covered item in the ordinary course of business, provided that the replacement of any item having a replacement cost of $500,000 or more will require Agent's consent. After Default, all proceeds of insurance shall be paid to Agent to be applied to the Notes and Expenses (with such applications being made first to Expenses and then to the Notes in accordance with the provisions of Section 2.10 of this Agreement), and any remaining balance of such proceeds of insurance shall be deemed to be Cash Collateral. The insurance coverage previously disclosed to Agent accurately reflects the Related Person's current insurance coverage.

      6.13. Authorizations and Approvals. Each Related Person shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals which may be required or necessary in their business or with respect to their assets if the failure to obtain could have a material adverse effect.

      6.14. ERISA Compliance. Each Related Person shall (i) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans, (ii) within thirty days after the filing thereof, furnish to Agent copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan year, (iii) notify Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iv) furnish to Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

      6.15. Further Assurances. Each Related Person shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, guaranties, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Agent may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of such Related Person thereunder, or for better assuring and confirming unto Agent all or any part of the security for any of such obligations, or for granting to Agent any security for the Obligation which Agent may request from time to time.

      6.16.  Indemnity by Related Person.

            (a) Indemnification. Except as provided below, each Related Person shall indemnify, save, and hold harmless Agent, Lenders and their directors, officers, agents, attorneys, and employees (collectively, the "Indemnitees") from and against: (i) any and all claims, demands, actions, or causes of action (a "Claim") that are asserted against any Indemnitee by any Person if the Claim directly or indirectly relates to a Claim, that the Person asserts or may assert against any Related Person, any Affiliate of any Related Person or any officer, director or shareholder of any Related Person, (ii) any and all Claims that are asserted against any Indemnitee if the Claim directly or indirectly relates to the Obligation, use of proceeds of the Notes, the Letters of Credit, or the relationship of the Related Person, Agent and Lenders under this Agreement or any transaction contemplated pursuant to this Agreement, (iii) any administrative or investigative proceeding by any Tribunal directly or indirectly related to a Claim described in clauses (i) or (ii) above, and (iv) any and all liabilities, losses, costs, or expenses (including attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing. Subject only to the limitation set forth in Section 6.16(b) below, THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES, ARISE, IN WHOLE OR IN PART, UNDER ANY THEORY OF STRICT LIABILITY, OR ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER. Each Related Person hereby releases all Claims it may have against any Indemnitee arising pursuant to any action or inaction by such Indemnitee taken or failed to be taken prior to this Agreement.

            (b) Limitation. No Related Person shall have any obligation under this Section to Agent or any Lender with respect to any of the foregoing arising out of: (i) the gross negligence or willful misconduct of any Lender, (ii) the breach by Agent or any Lender of this Agreement or any part of this Agreement, and (iii) the transfer or disposition of any Notes by any Lender.

            (c) Notice. If any Claim is asserted against any Indemnitee, such Indemnitee shall promptly notify the Related Person, but the failure to so promptly notify the Related Person shall not affect the Related Person's obligations under this Section unless such failure materially prejudices the Related Person's right to participate in the contest of such Claim as hereinafter provided.

            (d) Settlement. If requested by the Related Person in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee shall in good faith contest the validity, applicability and amount of such Claim and shall permit the Related Person to participate in such contest.
Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Related Person may be liable for payment of indemnity hereunder shall give the Related Person written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Related Person's concurrence thereto.

            (e) Counsel. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any Claim covered by this Section; provided, however, that each Indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees.

            (f) Survival. Any obligation or liability of the Related Person to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of the Obligation.

      6.17. Bank Accounts. Borrower shall maintain all of its major operating accounts with Agent.

      6.18. Ownership of Pride Refining. Each of Wayne Malone and Brad Stephens shall continue to own the shares of Pride Refining owned by each such Person on the Effective Date. Pride Refining shall own and continue to own the shares of Pride Refining, formerly owned by C. Alan Stevens on the Effective Date. Additionally, the aggregate shares of Pride Refining owned by Wayne Malone and Brad Stephens shall at all times equal or exceed the controlling voting interest. Borrower shall continue to own 100% of the corporate stock, and other indicia of ownership, of Pride Marketing and Pride Borger.

      6.19. Managing Partner. Pride Refining shall remain the managing partner of Borrower.

      6.20. Mandatory Prepayment/Cash Collateral. In the event Borrower refinances or repays in full the Revolving Loans, Borrower agrees to (i) immediately repay the Term Notes in full and (ii) immediately deliver to Agent funds for deposit into a Cash Collateral Account in the amount of the Letter of Credit Repayment Obligations then outstanding, as security for the Obligation.

      6.21. Additional Collateral. In order to further secure the Obligation, upon request by Lender from time-to-time until the Obligation is paid in full, each Related Person shall immediately execute and deliver to the Agent, for the benefit of the Lenders, such security agreements, collateral pledges, mortgages, deeds of trust, financing statements and other or additional security or collateral documents, in form and substance satisfactory to Agent and counsel to Agent, as Agent shall request, covering such Related Person's respective assets and properties, whether now owned or hereafter acquired, as shall be acceptable, from time-to-time, to Agent.


                                  ARTICLE VII

                              NEGATIVE COVENANTS

      Until payment in full of the Obligation, the termination of this Agreement, and the expiration of all liabilities for Letters of Credit, each Related Person agrees that (unless Agent shall otherwise consent in writing) it will not violate the following covenants:

      7.01. Limitation on Indebtedness. Borrower shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except (i) Indebtedness arising out of this Agreement, (ii) current liabilities for taxes and assessments, wages, employee benefits, general and administrative expenses not otherwise prohibited herein, incurred in the ordinary course of business, (iii) Indebtedness in respect of current accounts payable (other than for borrowed funds or purchase money obligations) accrued and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (iv) Indebtedness arising out of leases, provided the leases do not result in liability for Rentals in excess of the amount permitted in Section 7.14, (v) Indebtedness arising under the depository agreement between Borrower and Agent, (vi) Indebtedness of Borrower to Pride SGP pursuant to that certain promissory note, dated March 26, 1993, in the original principal amount of $2,000,000, executed by Borrower and payable to the order of Pride SGP (the "Subordinated Note"), (vii) Indebtedness of Borrower to AKZO Chemical Inc. pursuant to that certain supply agreement, dated April 5, 1993, for the deferred payment of a catalyst, to the extent of two remaining annual payments of $160,000 each,
(viii) Indebtedness incurred to (a) refinance the outstanding principal balance of the mortgage indebtedness on the Cedar Building of up to the amount of $200,000, and (b) finance renovation and refurbishment of such building and expenses related to relocation of Borrowers offices to such building, up to the amount of $200,000; (ix) Indebtedness representing Purchase Money not to exceed $250,000 in an aggregate amount outstanding at any time, (x) Indebtedness of Borrower to Pride SGP in the original principal amount of $450,000 representing an advance by Pride SGP to Borrower in such amount, which Indebtedness has been subordinated to the Indebtedness arising under this Agreement pursuant to a subordination agreement in form and substance satisfactory to Determining Lenders (the "$450,000 Note"), (xi) Indebtedness of Borrower under the Government Note, and (xii) other Indebtedness subordinated to the Obligations upon terms satisfactory to Determining Lenders in their sole discretion. Neither Pride Refining nor any Subsidiary of Borrower shall incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect to any Indebtedness except Indebtedness of the type described in the preceding clauses (i), (ii), (iii) and (iv) and Indebtedness of Pride Borger to Diamond Shamrock Refining and Marketing Company evidenced by the D-S Note.

      7.02.  Negative Pledge.  Except for Permitted Liens, no
Related Person shall create, incur, permit or suffer to exist any Lien upon any of its respective assets or properties, whether now owned or hereafter acquired.

      7.03. Restrictions on Distributions and Purchases of Interests. No Related Person shall, directly or indirectly, declare or make or incur any liability to make any Distributions, nor shall any Related Person, directly or indirectly, purchase or redeem or incur any liability to purchase or redeem any interest in such Related Person, except that Distributions may be made without limitation to Borrower, provided that after the Restructuring Trigger Date, Pride SGP may make Distributions in an amount not to exceed the Rentals received in cash by Pride SGP from Borrower with respect to the Hearne Comyn Pipeline so long as (i) Brad Stephens,
E. Peter Corcoran, D. Wayne Malone and any other director or officer of either Borrower or Pride Refining receiving such Distributions loan to Pride SGP the amount of such Distributions received by them which is in excess of the greater of (X) 30% of such Distribution and (Y) the conversion tax rate then in effect,
(ii) such loans shall be expressly subordinated to the Obligations and the Convertible Notes upon terms and conditions satisfactory to Lenders in their sole and absolute discretion, and (iii) Pride SGP shall pledge all funds representing such returned Distributions for the benefit of the Lenders, Agent and the holders of the Convertible Notes. To the extent any Distributions are declared or made by any Related Person to any other Related Person, such Distributions shall be delivered to Borrower, and Borrower shall use all such funds to make a prepayment on the Advances.

      7.04. Limitation on Investments. No Related Person shall make or have outstanding any Investments in any Person, except for
(i) loans, advances and extensions of credit in the ordinary course of business not to exceed, when aggregated with such loans, advances and extensions of credit made by such Related Person or other Related Persons, $100,000 outstanding at any time, (ii) the partnership interests in Borrower owned by Pride SGP and Pride Refining, respectively, on the Effective Date, and (iii) the ownership interests of Borrower in Pride Marketing, Desulfur Partnership and Pride Borger on the Effective Date.

      7.05. Affiliate Transactions. No Related Person shall enter into any transaction with, or pay any amount to, any Affiliate except as described on Exhibit "L" and except for Indebtedness of such Related Person to any such Affiliate to the extent that such Indebtedness is permitted by Section 7.01 of this Agreement.

      7.06. Limitations on Capital Expenditures. No Related Person shall make any Capital Expenditure which in the aggregate is in excess of (i) $2,600,000 for all Related Persons in the fiscal year ending December 31, 1996 and (ii) $1,600,000 for all Related Persons in the fiscal year ending December 31, 1997, provided that any amount of Capital Expenditures permitted under this Section
7.06 which is not actually made by the Related Persons in any fiscal year shall not be deemed to increase the permitted amount of Capital Expenditures for the subsequent fiscal year. As of the end of each Month, the Related Persons shall calculate the aggregate amount of Capital Expenditures made by the Related Persons during the fiscal year.

      7.07. Limitation on Sale of Properties. No Related Person shall (i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except inventory and equipment in the ordinary course of its business and for a fair consideration, or (ii) sell, assign or discount any Accounts.

      7.08. Name, Fiscal Year and Accounting Method. No Related Person shall change its name, fiscal year or method of accounting except as required by GAAP provided, however, any Related Person may change its name if such Related Person shall have given Agent sixty days prior written notice of such name change and taken such action as Agent deems necessary to continue the perfection of the Liens securing payment of the Obligations.

      7.09. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. No Related Person shall dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property, assets or business.

      7.10. Lines of Business. No Related Person shall directly or indirectly engage in any business other than those in which it is presently engaged, or discontinue any of its existing lines of business or substantially alter its method of doing business.

      7.11. No Amendments. Except in connection with the Restructuring, Borrower shall not amend its certificate of limited partnership or partnership agreement.

      7.12. Purchase of Substantial Assets. No Related Person shall purchase, lease or otherwise acquire all or substantially all of the assets of any other Person.

      7.13. Guaranties. No Related Person shall become or be liable in respect of any Guaranty except for the Guaranty
Agreements.

      7.14. Rentals. No Related Person shall become or be liable to pay Rentals during any twelve month period which, when aggregated with Rentals for which such Related Person or the other Related Persons are liable to pay, exceed $4,000,000; provided that
(i) the Rentals accrued or paid by Borrower for the use of the Hearne Comyn Pipeline and (ii) the Rentals payable by Borrower to Desulfur Partnership for the use of a desulfurization unit shall not be included in the aggregate amount of Rentals paid or payable by the Related Persons. Until the Restructuring Trigger Date, Pride SGP shall not accept, receive, collect or ask for, any Rentals from Borrower, and Borrower shall not make any such payment. After the Restructuring Trigger Date, Pride SGP may accept, receive, collect or ask for, Rentals from Borrower in the amounts set forth in, and pursuant to the terms of, the Pipeline Agreement, and Borrower may make such payments, provided that at the time of any such payment, (i) all scheduled payments of interest and principal then due on the Term Loan and the Convertible Notes and all cumulative distributions on all outstanding Preferred Units have been paid (or contemporaneously are declared and paid) in cash for all prior distribution periods,
(ii) such Rental payments shall be limited to six consecutive monthly payments and (iii) the aggregate of such Rentals payments shall not exceed $500,000. If Borrower shall have paid any distributions on the Preferred Units in kind, the condition specified in clause (i) of the immediately preceding sentence shall not be deemed to be satisfied unless all Preferred Units issued in payment of such distributions have been redeemed by Borrower for cash. For purposes of this Section 7.14, the term "Pipeline Agreement" shall mean that certain Pipeline Lease Agreement effective as of March 29, 1990, between Pride SGP, as lessee, and Borrower, as lessor, as amended by Amendment No. 1 to Pipeline Lease Agreement and Amendment No. 2 to Pipeline Lease Agreement each effective as of March 29, 1990.

      7.15. Employment Agreement. No Related Person shall enter into, or consent to the execution of, any employment agreement with any officer or employee of such Related Person who is also a director or a shareholder of such Related Person or any other
Related Person.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

      8.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

            (a) Borrower shall fail to pay when due interest on the Obligation, or any Fees or any Expenses and such default shall continue for five (5) days ; or

            (b) Borrower shall fail to pay any principal of the Obligation, or any part thereof, when due; or

            (c) any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Agent pursuant hereto or in connection herewith or with the Obligation, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

            (d) default shall occur in the performance of any of the covenants or agreements of the Related Persons contained in Sections 6.01, 6.02, 6.03, 6.04, 6.11, 6.12, 6.13, 7.02, or 7.06,
or of comparable provisions in any of the other Loan Documents and shall continue for fifteen (15) days after Borrower has knowledge of such default; or

            (e) default shall occur in the performance of covenants and agreements of any Related Person herein or in the other Loan Documents, which are not the subject of other clauses of this Section 8.01; or

            (f) default shall occur in the payment of any material Indebtedness of any Related Person in excess of $500,000.00 (other than the Obligation); default shall occur in respect of any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein (or if there is no such grace period, for more than ten (10) days) or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be paid or extended within ten (10) days; or

            (g) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

            (h) Any Related Person shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

            (i) An involuntary petition or complaint shall be filed against any Related Person seeking bankruptcy or reorganization or such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Related Person or any subsidiary of any such Persons or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets; or

            (j) any final judgment(s) for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against any Related Person and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which its assets could be lawfully sold to satisfy such judgment; or

            (k)  both the following events shall occur: (i) either
(x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) by any Related Person, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under
Section 4041 or 4042 of ERISA, or (y) a Reportable Event, the occurrence of which would cause the imposition of a Lien under
Section 4068 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) and be continuing for a period of sixty
(60) days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of any Related Person to fund liabilities (in excess of amounts required to be paid to satisfy the minimum finding standard of
Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of such Related Person's Tangible Net Worth at such time; or

            (l) any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which any Related Person contributes or contributed on behalf of its employees: (i) any Related Person incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA and Agent determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of all or any of the events specified in Subsections (i), (ii) and (iii) above occurring, shall have a material adverse effect; or

            (m) any default or event of default shall occur in respect of the Note Agreement and such default or event of default has not been cured or permanently waived prior to the expiration of any applicable grace period.

      8.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Agent may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as the Required Holders in their sole discretion may deem necessary or appropriate:

            (a) terminate the obligations of Agent and the Lenders hereunder, including the obligation to make any Advances or issue any Letters of Credit;

            (b) declare the Obligation, including without limitation the Notes, to be forthwith due and payable ("Acceleration"), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which each Related Person hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

            (c)  reduce any claim to judgment;

            (d) (i) demand and Borrower shall immediately deliver to Agent funds for deposit into a Cash Collateral Account in the amount of the Letter of Credit Repayment Obligations then outstanding, as security for the Obligation (ii) demand and Borrower and Pride SGP shall each immediately deliver to Agent a Lien in favor of Agent on all of the properties and assets of each of Borrower and Pride SGP, in form and content acceptable to Agent and Agent's counsel (a demand pursuant to this item (d) shall be deemed an "Acceleration");

            (e)  exercise any right of offset;

            (f) without notice of default or demand, pursue and enforce any of Agent's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 8.01(h) or (i) shall occur, the Obligation, including without limitation the Notes, shall thereupon become due and payable concurrently therewith, and Borrower shall be obligated to deliver to Agent funds for deposit into a Cash Collateral Account in the amount of the Letter of Credit Repayment Obligations then outstanding as security for the Obligation, without any further action by Agent and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which each Related Person hereby expressly waives (such actions in this provisions shall be deemed an "Acceleration"); and/or

            (g)  exercise any other remedy at law or in equity.

      8.03. Performance by Agent. Should any Related Person fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Related Person. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at the Payment Office, together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume any liability or responsibility for the performance of any duties of any Related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Related Person.


                                  ARTICLE IX

                                 MISCELLANEOUS

      9.01. Strict Compliance. If any action or failure to act by any Related Person violates any covenant or obligation of such Related Person contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant or exception to any covenant other than the covenant violated.

      9.02. Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by any Related Person therefrom, shall be effective only if the same shall be in writing and concurred in by the Determining Lenders and then shall be effective only in the specific instance and for the purpose for which given.

      9.03. Accounting Terms and Reports. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied on the basis used by Borrower in prior years. All financial reports furnished by Borrower and/or any Guarantor to Agent pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Agent, shall be prepared on the same basis as those prepared by Borrower or the applicable Guarantor in prior years and shall be the same financial reports as those furnished to the partners, employees and agents of Borrower or the applicable Guarantor. All financial projections furnished by Borrower to Agent pursuant to this Agreement shall be satisfactory to Agent and shall be prepared on the same basis as the financial reports furnished by Borrower to Agent.

      9.04. Waiver. No failure to exercise, and no delay in exercising, on the part of Agent or any Lender, any right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent or any Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a wavier of the right to take other action in the same, similar or other instances without such notice or demand.

      9.05. Payment of Expenses. Each Related Person agrees to pay (a) all costs and expenses of Agent and each Lender (including, without limitation, all reasonable attorneys' fees) incurred by any party in connection with the administration, preservation and enforcement of this Agreement, the Notes, and/or the other Loan Documents, and (b) all reasonable costs and expenses of Agent and each Lender (including without limitation reasonable fees and expenses of legal counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications, maintenance, and supplements thereof or thereto.

      9.06. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing (the references to "in writing" elsewhere in this Agreement are for emphasis and are not a way of limitation of the generality of the requirement that notices or other communications shall be in writing), (ii) be personally delivered or mailed by prepaid mail, or by telex or telecopy delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

      (a)   Borrower:         1209 N. 4th
                              Abilene, Texas 79601
                              (Attention: Mr. Brad Stephens)
                              Telex No. 794888
                              Fax No. 915/676-8792; and

      (b)   Guarantors,       1209 N. 4th
            or any of         Abilene, Texas 79601
            them:             (Attention: Mr. Brad Stephens)
                              Telex No. 794888
                              Fax No. 915/676-8792; and

      (c) Lender: to it, marked to the attention of its officer and at its address or telex number or fax number shown below its name on the signature page.

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed by prepaid certified or registered mail, or personally delivered as aforesaid or, if transmitted by telex or telecopy or fax machine, on the day that such notice is transmitted as aforesaid, and otherwise when actually received. Any party may, for purposes of the Loan Documents, change its address, telex number, fax number or the Person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant to this Section 9.06.

      9.07. Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the Loan Documents.

      9.08. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding against Borrower or any Guarantor with respect to this Agreement, the Notes or any Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Agent or a Lender in its respective sole discretion may elect and Borrower and each Guarantor hereby submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower and each Guarantor hereby agree that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon the Process Agent, and Borrower and each Guarantor hereby irrevocably appoint the Process Agent, as its true and lawful attorney-in-fact in the name, place and stead of Borrower and such Guarantor to accept such service of any and all such writs, process and summonses, and agrees that the failure of Process Agent to give any notice of such service of process to them shall not impair or affect the validity of such service or of any judgment based thereon. Borrower and each Guarantor hereby irrevocably consent to the service of process in any suit, action or proceeding in said court by the mailing thereof by Agent or a Lender by registered or certified mail, postage prepaid, to the Process Agent's address set forth above. Borrower and each Guarantor hereby irrevocably waive any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit; action or proceeding brought in any such court has been brought in an inconvenient forum. BORROWER, EACH GUARANTOR, AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY OF THEM ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, DUTY IMPOSED BY LAW OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OR THE RELATIONSHIP ESTABLISHED HEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR BEFORE OR AFTER THE PAYMENT OBSERVANCE AND PERFORMANCE IN FULL OF ANY OBLIGATIONS OF BORROWER OR ANY GUARANTOR UNDER ANY OF THE LOAN DOCUMENTS.

      9.09. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY BORROWER OR ANY GUARANTOR AGAINST AGENT OR ANY LENDER OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIPS ESTABLISHED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. BORROWER AND EACH GUARANTOR HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

      9.10. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower or Guarantors, as applicable, and Agent as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and still be legal, valid and enforceable. In the event Borrower or Guarantors, as applicable, and Agent are unable to agree upon a provision to be added to the Loan Document within a period of ten Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable there shall be added automatically to such Loan Document such amendment as is needed to reform the Loan Document so that it is legal, valid and enforceable and still meets the general intended purpose of such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

      9.11. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, neither Agent nor any Lender shall ever be entitled to receive, collect or apply as interest on the Obligation or any portion thereof, any amount in excess of interest calculated at the Maximum Rate, and, in the event that Agent or any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable on the Notes or any other portion of the Obligation under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower, each Guarantor, Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, pro rate, allocate and spread the total amount of interest throughout the entire contemplated term of the Notes or other portion of the Obligation upon which the interest is determined such that the interest does not exceed the Maximum Rate; provided that, if the Notes or other portion of the Obligation upon which the interest is determined are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Agent or each Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Notes or other portion of the Obligation and, in such event, neither Agent nor any Lender shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

      9.12. Confidentiality. Agent and each Lender agrees to hold any confidential information which it may receive from any Related Person pursuant to this Agreement in confidence, except for disclosure to (i) other lenders and participants, (ii) legal counsel, accountants, and other professional advisors, (iii) regulatory officials, (iv) as required by law or legal process or in connection with any legal proceeding, and (v) to another financial institution in connection with a disposition or proposed disposition of a Lender's interests hereunder or under the Notes.

      9.13. Nonliability of Agent or Lenders. The relationship between Borrower, the Guarantors and Agent and each Lender is, and shall at all times remain, solely that of borrower, guarantor and lender, and neither Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any Guarantor to review, inspect, supervise, pass judgment upon, or inform Borrower or any Guarantor of any matter in connection with any phase of the business, operations, or condition, financial or otherwise of Borrower or any Guarantor. Borrower and each Guarantor shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower or any Guarantor by Agent or any Lender in connection with any such matter is for the protection of Agent or such Lender, and neither Borrower nor any Guarantor nor any third party is entitled to rely thereon.

      9.14. Set-Off. Borrower and each Guarantor hereby grant to Agent and each Lender the right of set-off without notice or demand to or upon Borrower or Guarantors, or any of them, (any such notice and/or demand being hereby waived by Borrower and each Guarantor) to secure repayment of the Obligation and the performance by Borrower of its agreement to transfer funds to Cash Collateral Accounts as provided in Section 8.02, regardless of whether Agent shall have made any demand therefor and whether all or any part of the Obligations are or may be unmatured, upon any and all monies, securities or other property of Borrower or any Guarantor and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or any Lender or any of their agents, from or for the account of Borrower or such Guarantor, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower or any Guarantor, and any and all claims of Borrower or such Guarantor against Agent or any Lender at any time existing.

      9.15. Guaranties of Subsidiaries. Each Subsidiary of each Related Person now existing or created, acquired or coming into existence after the Effective Date shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligation and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Related Person will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

      9.16. Notification of Account Debtors. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, Borrower and each Guarantor hereby agree that the Agent and/or the Lenders, as applicable, may, in the sole and complete discretion, at any time or from time to time, direct any and all Account Debtors or other parties liable to Borrower or such Guarantor on account of any contract, agreement, account receivable, general intangible or other obligation to make payments on account thereof directly to the Agent, for the account of the Borrower or such Guarantor, as applicable, regardless of whether or not a default, breach or Event of Default has occurred, or is continuing, under this Agreement or under any other Loan Document. Any such payments that are received directly by the Agent shall be deposited in a Cash Collateral Account at NationsBank of Texas, N.A. Neither Borrower nor any Guarantor shall have any right, power or authority to transfer or withdraw funds from such Cash Collateral Account; provided, however, that until the Borrower is notified to the contrary by the Agent, the Agent shall transfer available funds from such Cash Collateral Account to one or more of Borrower's accounts at NationsBank of Texas, N.A. for use by Borrower. Borrower and each Guarantor hereby (i) grants to the Agent a security interest in each such Cash Collateral Account and any and all funds contained therein or evidenced thereby, as security for the Obligation and (ii) grants to Agent the express right and authority to set off and offset the Obligation, or any portion thereof, against each such Cash Collateral Account and any or all funds contained therein or evidenced thereby.

      9.17. Guarantor Waivers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, each Guarantor hereby irrevocably waives, releases and relinquishes any and all rights that it may now have or that it may hereafter acquire with respect to Borrower or the property of Borrower by virtue of (i) any payment made by such Guarantor with respect to the obligations or liabilities of Borrower to the Agent and/or the Lenders, whether such payment be made pursuant to any guaranty agreement, the Guarantor's position as a general partner of Borrower or otherwise or (ii) any property of such Guarantor that may now or hereafter be pledged, mortgaged or otherwise encumbered to secure the payment of any obligations or liabilities of Borrower to the Agent and/or the Lenders.

      9.18. Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, each Guarantor, Agent and each Lender and their successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Agent, assign any rights, powers, duties or obligations thereunder.

      9.19. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

      9.20. Survival. All representations and warranties made by any Related Person herein shall survive delivery of the Notes and the issuance of any Letter of Credit.

      9.21. Participations. Subject to the provisions hereof, each Lender shall have the right to enter into one or more participation agreements with any other Person with respect to the Notes or the Letter of Credit Facility, with Borrower, but such participation(s) shall not affect the rights and duties of Agent hereunder vis-a-vis Borrower.

      9.22. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Agent or any Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower or any Guarantor, or for debts or claims accruing to any such Persons against Borrower or any Guarantor. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any other Loan Document shall be construed as creating any right, claim or cause of action against Agent or any Lender, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower or any Guarantor, nor to any other Person other than Borrower or any Guarantor.

      9.23. Multiple Counterparts. This Agreement may he executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      9.24. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

      9.25. Transfer of Interest. Any Lender may sell, transfer or otherwise assign all or any portion of its rights and obligations under this Agreement and any Loan Document at any time and from time to time. Any such assignee shall be a party to and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lender hereunder. If such assignment is approved in writing by Borrower, the assigning party shall, to the extent of such assignment, be released by Borrower and each Guarantor from all liability hereunder and under all Loan Documents.


                                   ARTICLE X

                                     AGENT

      10.01. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its obligation to issue Letters of Credit and accept the Notes issued to it, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include agent in its capacity as a Lender. Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, each Guarantor, and any Person which may do business with Borrower or either Guarantor, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

      10.02. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

      10.03. Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      10.04. Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

      10.05. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Determining Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Determining Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

      10.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Lenders recognize and agree, that for purposes hereof, Agent shall not be required to determine independently whether the conditions precedent described herein have been satisfied and, in making an Advance or issuing a Letter of Credit, may rely fully upon statements contained in the relevant Notice of Borrowing, Letter of Credit Request or any other information from Borrower. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

      Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrower to perform any of their obligations hereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agent or attorneys-in-fact selected by it with reasonable care.

      The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Determining Lenders and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

      10.07. Notices of Event of Default. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the other Lenders.

      10.08. Independent Investigation. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower and each Guarantor in connection with the making and continuation of its participation in this Agreement and has not relied exclusively on any information provided to such Lender by Agent or any other Lender in connection herewith. Each Lender represents, warrants and undertakes to Agent and each other Lender that it shall continue to make its own independent appraisal of the creditworthiness of Borrower and each Guarantor while the Notes are outstanding or its obligations hereunder are in force.

      10.09. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), according to their Pro Rata Part, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses, or disbursements or any kind or nature whatsoever (in this section collectively called "liabilities and costs") which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARISE, IN WHOLE OR IN PART, UNDER ANY THEORY OF STRICT LIABILITY, OR ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, provided only that no Lender shall be liable for any portion of such liabilities resulting from Agent's gross negligence or willful misconduct.

      10.10. Benefit of Article X. The agreements contained in this Article X are solely for the benefit of Agent and Lenders, and are not for the benefit of, or to be relied upon by, Borrower, any Guarantor, or any third party.

      10.11. Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the rate applicable to such portion of the applicable Revolving Loan or the applicable Term Loan.

      10.12. Lender's Ability to Enforce the Loan Documents. Each Lender hereby agrees that it shall not have any right or responsibility to enforce the obligations of the Borrower, any Guarantor or any other parties under the Loan Documents, and except as expressly provided herein to the contrary, all rights pursuant to the Loan Documents, or otherwise of Agent to secure payment of the obligations of the Borrower and/or the Guarantors under the Loan Documents shall be so held (and such rights shall be exercised solely by and at the option of Agent, as directed in writing by the Determining Lenders) for the ratable benefit of the Lenders.

      10.13. Other Financings. Without limiting rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financing transactions by, any other Lender to, on behalf of, or with the Borrower or any Guarantor (collectively referred to herein as the "Other Financings") other than the obligation hereunder; (b) any present or future guaranties by or for the account of the Borrower or any Guarantor which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of the Borrower or any Guarantor arising under any Loan Document by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such Other Financings.

      10.14. Duty of Care. Except for actions taken or omitted to be taken by Agent which constitute gross negligence or willful misconduct, Agent shall not be liable for any action taken or omitted to be taken by it under the Agreement or any Loan Document in good faith and believed by it be within the discretion or power conferred upon it or them by this Agreement or any Loan Document, or be responsible for the consequences of any error of judgment. Unless indemnified by Lenders in accordance with their Pro Rata Part to Agent's satisfaction against loss, cost, liability, and expense, Agent shall be under no duty to enforce any rights, remedies, powers, or privileges with respect to any of the obligations of any Related Person under any of the Loan Documents and shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any Loan Document, or to prosecute or defend any suit in respect hereof or thereof. Agent shall not be responsible in any manner to any Lender for (a) the effectiveness, enforceability, genuineness, validity, or due execution of this Agreement, any of the Loan Documents, and any other documents, agreements, or instruments, (b) any representation, warranty, document, certificate, report, or statement therein made or furnished under or in connection with any of the Loan Documents,
(c) the adequacy of collateral, if any, for the obligations of any Related Person under any of the Loan Documents, (d) the existence, priority, or perfection of any lien or security interest, if any, granted or purported to be granted in connection with any of the Loan Documents, or (e) the observation of or compliance with any of the terms, covenants, or conditions of the Loan Documents on the part of any Related Person.

      10.15. Amendments, Waivers, etc. Agent may enter into any amendment or modification of, or may waive compliance with the terms of, any Loan Document only with the written consent of the Determining Lenders.

      10.16. Lender's Representations. Each Lender represents and warrants to Agent and the other Lenders that: (a) it is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the same; and (b) it does not consider the obligations hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of day and year first above written.

            BORROWER:

            PRIDE COMPANIES, L.P., a Delaware limited partnership

            By:   PRIDE REFINING, INC., a Texas corporation,
                  Managing General Partner


                  By:
                        Brad Stephens
                        Chief Executive Officer

                        1209 N. 4th
                        Abilene, Texas 79601
                        (915) 676-8792 (Fax)


            GUARANTORS:

            PRIDE REFINING, INC.


            By:
                  Brad Stephens
                  Chief Executive Officer

                  1209 N. 4th
                  Abilene, Texas 79601
                  (915) 676-8792 (Fax)


            PRIDE SGP, INC.


            By:
                  Brad Stephens
                  Chief Executive Officer

                  1209 N. 4th
                  Abilene, Texas 79601
                  (915) 676-8792 (Fax)


            PRIDE MARKETING OF TEXAS (CEDAR WIND), INC.


            By:
                  Brad Stephens
                  President

                  1209 N. 4th
                  Abilene, Texas 79601
                  (915) 676-8792 (Fax)


            DESULFUR PARTNERSHIP

            By:  Pride Marketing of Texas (Cedar Wind), Inc.,
                  its General Partner


            By:
                  Brad Stephens
                  President

                  1209 N. 4th
                  Abilene, Texas 79601
                  (915) 676-8792 (Fax)


            PRIDE BORGER, INC.


            By:
                  Wayne Malone
                  President

                  1209 N. 4th
                  Abilene, Texas 79601
                  (915) 676-8792 (Fax)


            AGENT:

            NATIONSBANK OF TEXAS, N.A.


            By:
                  Jay T. Wampler
                  Vice President

                  901 Main Street
                  66th Floor
                  Dallas, Texas 75202
                  (214) 508-0604     (Fax)


            LENDERS:

            NATIONSBANK OF TEXAS, N.A.


            By:
                  Jay T. Wampler
                  Vice President

                  901 Main Street
                  66th Floor
                  Dallas, Texas 75202
                  (214) 508-0604     (Fax)

            BANK ONE, TEXAS, N.A.


            By:
                  Barbara D. Christian
                  Senior Vice President

                  1717 Main Street
                  Dallas, Texas 75201
                  (214) 240-2740  (FAX)

                                   with a copy to:

                                   Robert N. Rule, Jr., Esq.
                                   Gardere & Wynne
                                   1601 Elm Street, 26th Floor
                                   Dallas, Texas  75201
                                   (214) 999-4162   (FAX)